UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Proxy Statement and Notice of 2020 Annual Meeting of Stockholders

XD
CINEMARK

May 21, 2020 | 9:00 AM Central Daylight Time

CINEMARK

LETTER FROM OUR CEO

Dear Fellow Stockholders:

We welcome you to join us at our 2020 annual meeting of stockholders (Annual Meeting) to be held at our West Plano Theatre located at 3800 Dallas Parkway, Plano, TX 75093 on May 21, 2020 at 9:00 a.m. CDT. I do want to alert you that, given the coronavirus (COVID-19) pandemic, we may decide to hold a virtual-only Annual Meeting. The Notice of 2020 Annual Meeting and Proxy Statement, following this letter, provides more information regarding a possible virtual-only meeting and the business we will conduct at the Annual Meeting.

I would be remiss if I did not first mention the social and economic effects of COVID-19, which are widespread and hard-hitting. Everyone continues to battle through this uncertainty, including Cinemark. During this unprecedented time, all Cinemark theatres are closed in accordance with governmental regulations to ensure the health and safety of our guests, employees and communities. As such, we are taking prudent steps to withstand the economic impact of our temporary closures during this pandemic. Our priority as we navigate this uncharted territory is to ensure that Cinemark will be able to open its theatres and employ our global team members when this pandemic subsides. We look forward to once again welcoming moviegoers to experience the magic of cinematic storytelling on our big screens.

With that aside, we believe that our key strength and a fundamental measure of our success is the value we create over the long-term. This value is a direct result of our ability to extend and solidify our market leadership position through disciplined execution of our strategic plan of creating an extraordinary in-theatre guest experience, expanding guest-engagement and growing our circuit organically and synergistically. I take this opportunity to highlight some of our successes in 2019 as a reminder that we have built a strong foundation which will enable us to continue to build in the future.

In the spirit of long-term success, in 2019, we achieved our fifth consecutive year of record worldwide revenues and our domestic box office again outperformed the North American industry box office for the fifth year in a row, exceeding the domestic industry box office for 10 out of the past 11 years. Additionally, we delivered 52 consecutive quarters of domestic food and beverage per cap growth and an all-time high domestic per cap. The past year’s success is the product of the dedication of talented, hard-working team members and I take immense pride in being part of this team. We are continually investing in the development of our talent pool and engaging all team members in the success of our Company and in serving the interests of our stockholders.

Our Board provides active oversight of our long-term strategic goals. The Board has an ongoing commitment to create a balanced and effective Board with diverse viewpoints and deep industry related experience that can guide management as we navigate and respond to industry changes and challenges that we face in the wake of the COVID-19 pandemic.

Thank you for your continued support, trust and investment in Cinemark. We look forward to seeing you at our Annual Meeting.

YOUR VOTE IS VERY IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, I urge you to please cast your vote as soon as possible via the Internet, telephone or mail.

Sincerely,

Mark Zoradi

Chief Executive Officer

CINEMARK HOLDINGS, INC.

3900 Dallas Parkway, Suite 500

Plano, Texas 75093

NOTICE OF 2020 ANNUAL MEETING AND PROXY STATEMENT

April 10, 2020

Dear Stockholders:

Notice is hereby given that the Annual Meeting of the Company will be held on May 21, 2020 at 9:00 a.m. CDT at our West Plano Theatre located at 3800 Dallas Parkway, Plano, TX 75093, for the following purposes:

1.	To elect four Class I directors to serve for three years on our Board;

2.	To ratify the appointment of Deloitte and Touche as our independent registered public accounting firm for 2020;

3.	To hold the annual, non-binding, advisory vote on our executive compensation program; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 26, 2020, set as the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the COVID-19 pandemic and may choose to hold a virtual-only Annual Meeting should it be deemed necessary for public health or if recommended by public health officials. Stockholders will be afforded the same rights and opportunities to participate in a virtual-only Annual Meeting as they would at an in-person meeting. In the event we determine to hold a virtual-only Annual Meeting, we will announce the change in advance and provide instructions on how stockholders can participate at https://ir.cinemark.com/. We encourage you to check this website prior to the meeting if you plan to attend.

BY ORDER OF THE BOARD OF

DIRECTORS,

Michael Cavalier

Executive Vice President — General Counsel and Secretary

YOUR VOTE IS IMPORTANT TO US. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Therefore, we urge you to promptly vote and submit your proxy in advance of the Annual Meeting. You can vote your shares via the Internet, by telephone, or by signing, dating, and returning the proxy card or voting instruction form. To vote via the Internet or telephone, follow the instructions included in the proxy card or the voting instruction form. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting.

The proxy statement and the 2019 Form 10-K are available at

http://materials.proxyvote.com/17243V

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement and in our annual report on Form 10-K for the year ended December 31, 2019 (2019 Form 10-K) as filed with the Securities and Exchange Commission (SEC) on February 21, 2020 for Cinemark Holdings, Inc. (Company, Cinemark, we or us). You should read the proxy statement and the 2019 Form 10-K before voting.

ANNUAL MEETING INFORMATION

WHEN Thursday, May 21, 2020 at 9:00 a.m. CDT	WHERE Cinemark West Plano Theatre 3800 Dallas Parkway Plano, TX 75093	RECORD DATE March 26, 2020	PROXY MAIL DATE On or about April 10, 2020

HOW TO VOTE

Even if you plan to attend the Annual Meeting in person, please cast your vote as soon as possible by following the instructions on your proxy card or voting instruction form. You can vote by one of the following methods. Please refer to the section ‘Questions and Answers About the Annual Meeting and Voting’ beginning on page 59 for detailed voting instructions.

INTERNET VIA COMPUTER	TELEPHONE	MAIL	IN PERSON
Via the Internet at www.proxyvote.com. You will need the 16-digit number included in your notice, proxy card or voting instruction form.	Dial toll-free (800) 690-6903 or the telephone number on your voting instruction form. You will need the 16-digit number included in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	By attending the Annual Meeting and completing a ballot to cast your vote. See instructions on page 60 under What different methods can I use to vote?

VOTING MATTERS AND BOARD RECOMMENDATIONS FOR ANNUAL MEETING

Item	Description	Board Voting Recommendations	Page Reference
Item 1	Election of four Class I directors to serve for three years on our Board	✓ FOR each nominee	9
Item 2	Ratification of the appointment of Deloitte and Touche (Deloitte) as our independent registered public accounting firm for 2020	✓ FOR	25
Item 3	Annual, non-binding, advisory vote on our executive compensation program	✓ FOR	25

1

The following information highlights some of our corporate governance, financial and compensation information.

Corporate Governance Highlights

Our Board oversees the development and execution of our strategy to achieve long-term stockholder value. We have robust governance practices and procedures that are critical for the Board to exercise independent oversight. Also, our Board believes good governance and an appropriate skill matrix among Board members enable the Board to effectively communicate and support our culture of compliance and comprehensive risk management. The following table highlights some of our key governance practices, policies and board skills:

Independence - 7 out of 10 directors are independent; all standing committees are fully independent Regular executive sessions of non-management and independent directors led by Lead Independent director Regular Board meeting attendance by directors; all directors attended at least 75% of all Board and committee meetings in 2019 Annual Board and committee evaluations and assessments Annual equity grant to non-employee directors Robust stock ownership requirements for non-employee and executive directors Pledging or hedging in Company stock prohibited Oversight of risk and risk management Separated Chairman and CEO positions No overboarding Plurality-plus voting standard for director elections Wide range of skill sets appropriate to lead a public Company in the theatrical industry. Some of the pertinent skils and experiences are in: filmed entertainment industry leadership - CEO and non-CEO executive positions strategic planning financial literacy and managment enterprise risk management corporate governance real estate and retail business cybersecurity

Director Nominees

Our director nominees present a mix of skills, experience, diversity and perspectives.

Senior Leadership Experience	Financial Expertise		Public Company Board Experience/Governance	Strategic Planning	Enterprise Risk Management

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Nancy Loewe	53	2017	SVP – Visa, Inc.	✓	Audit; Governance
Steven Rosenberg	61	2008	Manager – SPR Ventures, Inc.	✓	Audit; Governance (Chair)
Enrique Senior	76	2004	Managing Director – Allen & Company LLC	✓	New Ventures; Strategic Planning
Nina Vaca	49	2014	Chairman and CEO – Pinnacle Group	✓	Governance; Compensation (Chair)

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Financial Performance Highlights of 2019

We are a leader and one of the most geographically diverse operators in the motion picture exhibition industry. Our significant and diverse presence in the U.S. and Latin America has made us an important distribution channel for movie studios and other content providers.

We are dedicated to making the movie experience memorable, one Guest at a time – our Mission

Our primary objective is to attract and expand audiences to maximize attendance and box office, and then pursue monetization opportunities to capture additional ancillary revenue. We are focused on the following strategies to accomplish our goal:

Provide an Extraordinary Guest Experience	Enhance Overall Guest Engagement	Pursue Organic and Synergistic Growth Opportunities and Maintain Core Circuit

We have a market adaptive approach with our theatre amenities including Luxury Lounger recliner seats, Cinemark-branded premium large-format XD screens, and expanded food and beverage offerings.	Our subscription and loyalty programs and our website and mobile app features help provide personalized experiences and tailored custom interactions.

We continually invest in our circuit and maintain the health and quality of our existing circuit. We also focus on new and exciting ways to attract guests. In addition to our Luxury Lounger and XD offerings, we have incorporated market-adaptive concepts such as full bars, dine-in options, in-theatre virtual reality and gaming.

Shape the future of the industry by being recognized as the most influential, out-of-home entertainment network in the world – our Vision	Our consistent performance over the years and our key accomplishments in 2019 emphasize our commitment to the Company’s long-term sustainable growth and are a result of our balanced and disciplined investment approach and our core operating philosophy.

3

Despite an approximate 4% North American industry attendance decline for 2019, we delivered yet another year of business growth and improvement. Some highlights of our 2019 performance are as follows:

● Delivered 5th consecutive year of record global revenues

● Domestic box office results exceeded the North American industry box office results by 200 basis points

● Outperformed North American industry box office results in 10 out of past 11 years

● Increased dividends 6.25% to $1.36 per annum

● Added a net of 84 screens globally

● Increased our Luxury Lounger footprint to 60% of our domestic circuit and to approximately 80% of our domestic XD auditoriums

● Opened a new design concept, Cut! By Cinemark - a full dine-in experience

● Grew domestic food and beverage per cap 52 consecutive quarters, reaching all-time high domestic per cap of $5.31

● Grew Movie Club, our domestic, paid subscription program, to 930,000 active members (2,600 per theatre) as of year-end

● Redesigned and successfully relaunched Movie Fan, our free, domestic, loyalty program

● Expanded our global reach with over 12 million addressable consumers with whom we have direct, on-going communications

● Generated 14% of box office from Movie Club

● Served approximately 280 million guests globally

● Advanced Diversity and Inclusion program

● Developed and launched college assistance program

● Initiated ‘Excellence to Ownership’ equity grant program to extend stock ownership to all Service Centre employees and in the field upwards from the Senior Assistant Manager level

● Enhanced cybersecurity awareness and tools

● Executed a wide range of new website and app features to support our various marketing initiatives

● Logged another record year of Cinemark.com sales

● Launched new ticketing platform in Brazil

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2019 Company Performance/Strategic Objectives	Total Stockholder Return (TSR) (3)

(3) As of December 31, 2019.
Total Revenues $3.3B An increase of approximately 1.9% from 2018

Net Income(1) $192M A decrease of approximately 10% from 2018

Cash and Cash Equivalents $488M An increase of approximately 15% from 2018

Adjusted EBITDA(2) $745M A decrease of approximately 4.7%

(1) Net income for 2019 decreased from 2018 primarily due to increased facility lease expenses for new theatres and impact of ASC Topic 842 Lease Accounting, increased salaries and wage expenses due to increased minimum wage rates and in-theatre initiatives, and increased utilities and other costs primarily related to increases in credit card processing fees and third party online service fees. (2) Adjusted EBITDA is a non-GAAP financial measure. Reconciliation of Net Income to Adjusted EBITDA is provided in footnote 20 to the Company’s 2019 Form 10-K.

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Executive Compensation Highlights of 2019

The Board monitors emerging best practices in executive compensation to incorporate them into our compensation program and enhance value for our stockholders. Through its commitment to strong governance, the Board has implemented the following compensation “best practices.”

Key Executive Compensation Features	Historical Say-on-Pay Votes
✓ Compensation Committee comprised of non-employee, outside directors

Our Compensation Committee believes the results of last year’s say-on-pay vote affirmed our stockholders’ support of our executive compensation program. This informed its decision to maintain its overall approach in setting executive compensation for 2019.

✓ Formula-driven, quantitative performance targets
✓ Utilize performance-based component as a significant portion of total compensation
✓ Overlap performance periods, and cap incentive opportunities
✓ Provide competitive, market-driven base salary
✓ Align management and stockholder interests through stock ownership requirements
✓ Prohibit executives from engaging in hedging transactions or pledging Cinemark stock
✓ Provide double-trigger in employment agreements for change in control
✓ Request stockholder vote on say-on-pay annually

2019 Compensation Decisions for the Chief Executive Officer (CEO)

See Compensation Discussion and Analysis (CD&A) for detailed discussions on how the Compensation Committee sets the compensation of our Named Executive Officers (NEOs), the various compensation components, target values and payouts. The Compensation Committee designed the following compensation package for our CEO for 2019.

● A competitive base salary of $1,100,000, a 10% increase from $1,000,000 in 2018

● 78% of target compensation as performance-based

● Target bonus at 125% of base salary, increased from 100% in 2018; Adjusted EBITDA goal remained at 110% for maximum bonus payout, compared to 108% for non-NEOs; ABO modifier not applicable

● Target value of long-term equity incentive at 275% of base salary, increased from 250% in 2018; higher actual target value of 286% resulting from additional equity granted to reward and incentivize NEOs for Company’s sustained achievement over industry benchmarks

● 74% of long-term equity incentive awarded as performance-based and 26% as time-based

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2019 Compensation Decisions for Non-CEO NEOs

Mr. Mitchell does not receive long-term equity incentive awards due to his substantial ownership in the Company. Therefore, this presentation does not include Mr. Mitchell’s compensation, which was split approximately 49%-49% between his base salary and target bonus and 2% as benefits.

● Base salaries increased by 2.6% for Mr. Mitchell, 4.2% for Mr. Gamble and 2.9% for each of Messrs. Cavalier and Fernandes
● 68% (average) of target compensation as performance-based

● Target bonus for Messrs. Mitchell, Gamble and Cavalier remained at 100%, 90% and 90% of their respective base salary; Mr. Fernandes’s target at 90%, increased from 85% in 2018 to better align with market comparables; ABO modifier of +/-15% for Messrs. Gamble, Cavalier and Fernandes

● Target values of long-term equity incentive remained at 175%, 150% and 125% of base salary for each of Messrs. Gamble, Cavalier and Fernandes, respectively; higher actual target values of 182%, 157% and 131%, respectively resulting from additional equity grant as discussed under CEO compensation

● 60% of long-term equity incentive awarded as performance-based and 40% as time-based

Continuing Metrics In Our Executive Compensation Program

In 2019, the Compensation Committee continued to use the following metrics from 2018 to evaluate performance and set executive compensation.

Company financial and operational performance and execution of stratergic goals, for CEO performance evaluation Percentage of base salary as individual bonus target Formula-driven, Adjusted EBITDA goal, at 110%, for NEOs for maximum bonus payout, compared to 108% for non-NEWs Individual composite Annual Business Objective (ABO) rating (ranging from 'Unsatisfactory' to ' Exceeds Expectation') for performance evaluation and merit increases of Messrs. Gamble, Oavalier and Fernandes and non-NEO employees, bonus adjustment of up to +/-15% for Messrs. Gamble, Cavalier and Fernandes and non-NEO bonus eligible employees Formula-driven, IRR for determining vest amounts of perofrmance-based equity Peer ddata and market survey data for competitive total target compensation and compesnation miz

7

Change in IRR Hurdle Rates for the 2019 Performance Awards

Performance-based awards vest based on the Company’s performance over a two-year period with hurdle rates set at threshold, target and maximum, and a further two-year holding period. The measurement metric for the performance awards is an implied equity value concept based on a valuation model utilizing a multiple of Adjusted EBITDA (subject to certain specified adjustments) and other factors that produce a fundamental valuation of Cinemark equity. Internal Rate of Return (IRR) represents the growth in this implied equity value over the two-year performance period. In February 2019, the Compensation Committee reviewed the IRR formula and hurdle rates used to determine the amount of performance-based shares that should vest, against the backdrop of industry trends and non-controllable market factors, such as increasing pressures of operating in an environment inhabited by both live entertainment and at-home services, quality and timing of in-theatre film content, challenging political and economic landscape in Latin America, significant currency fluctuations and rise in construction costs. Based on such review, the Compensation Committee set the hurdle rates for the 2019 awards which result in a wider payout range than prior years. A comparison is shown below of the 2019 goals and the 2018 goals.

Grant Year	Goals

	Threshold	Target	Maximum

2019	6.0%	8.0%	14.0%

Percentage of Individual Target Payout	25%	100%	175%

2018	7.0%	9.5%	13.0%

Percentage of Individual Target Payout	50%	100%	150%

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GENERAL INFORMATION

SOLICITATION OF PROXIES

The Board is soliciting proxies in connection with the Annual Meeting (and any adjournment thereof) to be held on May 21, 2020 at 9 a.m. CDT at the Company’s West Plano Theatre located at 3800 Dallas Parkway, Plano, TX 75093. The approximate date on which this proxy statement and the enclosed proxy are first being sent to stockholders is April 10, 2020.

SHARES OUTSTANDING AND VOTING RIGHTS

As of the Record Date, 117,526,711 shares of common stock, par value $0.001 per share of the Company (Common Stock) were outstanding. The Common Stock constitutes the only class of voting securities of the Company. Only stockholders of record as of the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held.

ITEM ONE — ELECTION OF DIRECTORS

BOARD COMPOSITION

Our Board is currently comprised of 10 members. The size of the Board may be fixed from time to time exclusively by our Board as provided in our Certificate of Incorporation. Our Certificate of Incorporation also provides that our Board consists of three classes of directors, designated as Class I, Class II and Class III. The members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

ANNUAL MEETING SLATE

The terms of the current Class I directors, Mmes. Loewe and Vaca and Messrs. Rosenberg and Senior expire at the Annual Meeting. All nominees have been recommended by the Nominating and Corporate Governance Committee (Governance Committee) and nominated by the Board for election at the Annual Meeting.

Each of Mmes. Loewe and Vaca and Messrs. Rosenberg and Senior has consented to be nominated for re-election to the Board as a Class I director. If elected, they will serve on the Board for a three-year term expiring on the date of our 2023 annual meeting of stockholders. At this time, we have no reason to believe that any nominee will be unable or unwilling to serve if elected. However, should any of them become unavailable or unwilling to serve before the Annual Meeting, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Set forth below are each nominee’s name, age as of our Annual Meeting date, principal occupation, business experience, and director positions held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each for election as a Cinemark director. The Governance Committee and the Board believe that the qualifications, skills, experience and attributes of the nominees support the conclusion that these individuals are qualified to continue to serve on the Board and they collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business.

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Nominees for Class I Directors

Term Expiring 2023

Nancy Loewe

Age: 53 Director Since: 2017 Nominee of: Board Board Committees: Audit; Governance Other Public Company Boards: None

Ms. Loewe has been a Senior Vice-President – Finance, of Visa, Inc., a multinational financial services corporation, since March 2019. Prior to Visa, Ms. Loewe served as the Chief Financial Officer (CFO) for Kimberly-Clark International and prior to that she was the Chief Strategy Officer and Global Treasurer for Kimberly-Clark Corporation, a multinational personal care corporation. She has also served as Vice President and CFO of Frito Lay North America. Additionally, Ms. Loewe held numerous positions during her 20-year tenure at GE, inside and outside the U.S., including Vice President - Strategic Transactions & Cash, as well as CFO for varying business units, such as Plastics Asia, Healthcare, and Consumer & Industrial.

Ms. Loewe’s accounting and financial management expertise has added to the Board’s skillset of financial decision making and strategic planning. Due to her experience in financial management and leading large financial teams, Ms. Loewe brings critical financial risk oversight experience to the Board.

Steven P. Rosenberg

Age: 61 Director Since: 2008 Nominee of: Board Board Committees: Audit; Governance (Chair) Other Public Company Boards: Texas Capital Bancshares, Inc.

Mr. Rosenberg is the Manager of SPR Ventures Inc., a private investment firm he founded in 1997. He was the President of SPR Packaging LLC, a manufacturer of flexible packaging, from 2006 to 2018.

Mr. Rosenberg’s background in corporate leadership, private entrepreneurial investment and public company management brings to the Board strategic planning, risk management, board governance and general management skills that are critical to the implementation of our growth strategies and oversight of our enterprise and operational risk management. His experience in accounting and financial management, having served in corporate leadership positions and on audit committees of other public companies, is valuable to the Board with respect to the oversight of our financial reporting.

10

Enrique F. Senior

Age: 76 Director Since: 2004 Nominee of: Board Board Committees: Strategic Long-Range Planning; New Ventures Other Public Company Boards: Grupo Televisa S.A.B.; Coca-Cola FEMSA, S.A

Mr. Senior is a Managing Director of Allen & Company LLC, a boutique investment bank, and has been employed by the firm since 1972. He has served as a financial advisor to several corporations including Coca-Cola Company, General Electric, CapCities/ABC, Columbia Pictures and QVC Networks.

Mr. Senior’s experience in financial advisory services has given him extensive knowledge of the film, media and entertainment and beverage industries. Mr. Senior’s experience has brought key insight into these two critical components of the Company’s business. He also provides strategic guidance to the Board.

Nina G. Vaca (Ximena Humrichouse)

Age: 49 Director Since: 2014 Nominee of: Board Board Committees: Governance; Compensation (Chair) Other Public Company Boards: Comerica, Inc., Kohls, Corp. (2010-2019)

Ms. Vaca is the founder, Chairman and CEO of the Pinnacle Group of companies, including Pinnacle Technical Resources, Inc. (together, Pinnacle) and Vaca Industries, Inc. Founded in 1996, Pinnacle is an information technology services and solutions provider.

Ms. Vaca is a successful entrepreneur and brings to the Board a wealth of leadership and business expertise, especially with regard to information technology and e-commerce. Her experience as a director of other public companies adds to the governance skill set of the Board, particularly in the area of executive compensation.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF EACH CLASS I NOMINEE

11

Continuing Class II Directors

Term Expiring 2021

Darcy Antonellis

Age: 58 Director Since: 2015 Nominee of: Board Board Committees: Audit Committee Other Public Company Boards: XPERI

Since January 2014, Ms. Antonellis has been the CEO of Vubiquity, Inc., the largest global provider of premium content services and technical solutions serving clients in 37 countries and reaching more than 100 million households. From June 1998 until December 2013, Ms. Antonellis held numerous positions at Warner Bros. Entertainment Inc., (a Time Warner company) including President of Technical Operations and Chief Technology Officer.

Ms. Antonellis’s background in engineering and experience in technology and cybersecurity is invaluable to the Board. In addition to her management experience in the positions of CEO and senior executive of one of the largest studios, her success in digital media, as well as her strong understanding of our industry help provide strategic guidance to our Board in the areas of cybersecurity and digital marketing.

Carlos M. Sepulveda

Age: 62

Director Since: June 2007

Nominee of: Mitchell Investors pursuant to the Director Nomination Agreement

Board Committees: Audit (Chair and financial expert); Compensation; Strategic Long-Range Planning; lead independent director

Other Public Company Boards: Triumph Bancorp Inc.; Matador Resources Company (2013-2017)

Since May 2010, Mr. Sepulveda has been the Chairman of the board of directors of Triumph Bancorp, Inc. (Triumph Bancorp), a bank holding company with interests in wholesale banking, commercial finance and real estate investments. Prior to Triumph Bancorp, Mr. Sepulveda was the President and CEO of Interstate Battery System International, Inc. (Interstate Battery), a seller of automotive and commercial batteries, from March 2004 until April 2013 and its Executive Vice President from 1993 until March 2004. Prior to joining Interstate Battery, Mr. Sepulveda was an audit partner with the accounting firm of KPMG Peat Marwick in Austin, New York and San Francisco for 11 years.

Mr. Sepulveda’s extensive public accounting background provides the Board critical financial and accounting expertise. As a certified public accountant with proven management and leadership skills and having served as the CEO of a major corporation, Mr. Sepulveda brings to the Board strong accounting and financial oversight skills coupled with experience in strategic planning and enterprise and operational risk management.

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Mark Zoradi

Age: 66 Director Since: June 2015 Nominee of: Board Board Committees: New Ventures Other Public Company Boards: None

Since August 2015, Mr. Zoradi has served as our CEO. Mr. Zoradi spent 30 years at The Walt Disney Company, a major motion picture studio, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and Chief Operating Officer (COO) of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

A veteran motion picture executive with a background in distribution, Mr. Zoradi brings a wealth of knowledge to the Board with regards to strategic partnerships and relationships with the movie studios. Additionally, his experience in operations of large entertainment industry companies brings management expertise to the Board.

Continuing Class III Directors

Term Expiring 2022

Benjamin D. Chereskin

Age: 61

Director Since: April 2004

Nominee of: Board

Board Committees: Compensation; Strategic Long-Range Planning (Chair)

Other Public Company Boards: CDW, Corporation; Boulder Brands, Inc. (2013-2016)

Mr. Chereskin is President of Profile Capital Management LLC (Profile Management), an investment management firm, which he founded in October 2009. Prior to founding Profile Management, Mr. Chereskin was a Managing Director and Member of Madison Dearborn Partners, LLC, a private equity firm, from 1993 until October 2009, having co-founded the firm in 1993.

Mr. Chereskin’s background in private equity is a valuable resource to us in our efforts to allocate capital, which helps us implement our business strategies and finance growth opportunities. His knowledge and experience in corporate finance, mergers and acquisitions, and corporate governance contributes to the Board’s expertise on strategic planning and provides valuable input on executive compensation matters.

13

Lee Roy Mitchell

Age: 83

Director Since: Founder

Nominee of: Mitchell Investors pursuant to the Director Nomination Agreement

Board Committees: Executive Chairman of the Board; New Ventures (Chair)

Other Public Company Boards: National CineMedia, Inc. (NCMI)

Mr. Mitchell is the founder of the Company. He has served as Chairman of the Board since March 1996 and as a director since our inception in 1987. Mr. Mitchell has been engaged in the motion picture exhibition business for over 50 years. His depth of experience in the motion picture industry has been invaluable to the Board. Additionally, Mr. Mitchell brings a long-term historic industry perspective and leadership experience to the Board.

Raymond W. Syufy

Age: 57 Director Since: October 2006 Nominee of: Board Board Committees: Strategic Long-Range Planning; New Ventures Other Public Company Boards: None

Mr. Syufy began working for Century Theatres, Inc. (Century Theatres), a regional movie exhibitor, in 1977, and held positions in each of the major departments within Century Theatres. In 1994, Mr. Syufy was named President of Century Theatres and was later appointed CEO and Chairman of the board of directors of Century Theatres. Mr. Syufy resigned as an officer and director of Century Theatres upon the consummation of our acquisition of Century Theatres in 2006. Since then Mr. Syufy has presided as CEO of Syufy Enterprises, a retail and real estate holding company with operations in California, Nevada, Arizona, Colorado, and Texas.

Mr. Syufy’s experience in managing a successful, family-owned movie theatre business brings to the Board industry insight and operational experience. Mr. Syufy’s background also brings key strategic planning expertise to the Board, particularly with respect to competition from other forms of entertainment.

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CORPORATE GOVERNANCE

Cinemark is committed to applying sound corporate governance and leadership principles and practices. The Board has adopted a number of policies to support the Company’s values and good corporate governance, which are important to the success of the Company’s business, in advancing stockholder interests and for effective Board oversight of management. Some of the key Board governance features are as follows:

Our non-employee directors receive annual equity grants of restricted shares valued at $115,000. Our directors are also bound by robust stock ownership requirements and are prohibited from hedging or pledging Company stock.

The majority of our Board members are independent according to NYSE listing standards. Our lead independent director regularly conducts executive sessions with independent and non-employee Board members at Board meetings. Additionally, our Chairman and CEO are separate, which also ensures independent oversight of management.

Our Board and standing committees conduct annual self-assessments. They provide feedback to the Governance Committee on Board effectiveness, culture, process and areas of improvement.

BOARD LEADERSHIP STRUCTURE

We believe that a key factor in a company’s performance is a leadership structure that provides a balance between independent oversight by an engaged Board and day-to-day operations by management to implement the Company’s strategic vision. To achieve this balance, we have split the roles of the Chairman of the Board and the CEO such that the Board is separated from the day-to-day operations of the Company.

In addition to the separation of the positions of the Chairman of the Board and the CEO, the Board has a Lead Independent director, which role provides leadership and an organizational structure to the non-management directors. The position of the Lead Independent director has the following significant authority and responsibilities under our Corporate Governance Guidelines to:

●	act as a liaison between the non-management directors and the Company’s management;
●	call meetings of non-management directors;
●	chair the executive sessions of non-management directors;
●	chair Board meetings when the Chairman is not present;
●	consult with the Chairman and the CEO and approve the schedules, agendas and information provided to the Board for each meeting; and
●	be available for consultation and communication with stockholders upon request.

DIRECTOR INDEPENDENCE

We comply with the independence requirements of the New York Stock Exchange (NYSE) listing standards. In early 2019, our Board, in coordination with our Governance Committee, and assistance of the Company’s legal counsel, evaluated the relevant relationships between each director (and his or her

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immediate family members and affiliates). On the basis of this review, the Board has affirmatively determined, in its business judgment, that (a) the majority of the Board was, and continues to be, independent, (b) each of Mmes. Antonellis, Loewe and Vaca and Messrs. Chereskin, Rosenberg, Senior and Sepulveda are independent, (c) Messrs. Mitchell and Syufy are not independent due to their transactions with the Company exceeding $120,000 annually, (d) Messrs. Mitchell and Zoradi are not independent because they are employees of the Company, (e) each of Mmes. Antonellis and Loewe and Messrs. Rosenberg and Sepulveda meet all applicable requirements for membership in the Audit Committee, (f) Mr. Sepulveda is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC and satisfies the NYSE’s financial experience requirements, and (g) each of Ms. Vaca and Messrs. Chereskin and Sepulveda meet all applicable requirements for membership in the Compensation Committee.

The Board and the Governance Committee considered the transactions reported under the Certain Relationships and Related Party Transactions on page 57 and followed the NYSE bright-line tests to determine independence:

1.	is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;
2.

has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

3.

(a) is a current partner or employee that is the Company’s internal or external auditor; (b) has an immediate family member who is a current partner of such a firm; (c) has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or (d) is or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4.

is, or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or has served on that company’s compensation committee; or

5.

is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

DIRECTOR QUALIFICATIONS AND BOARD DIVERSITY

Our Corporate Governance Guidelines contain Board membership criteria principally as broad tenets, rather than as specific weighted criteria. To carry out its responsibilities and set the appropriate tone at the top, our Board is keenly focused on its leadership structure and character, integrity, and qualifications of its members. Our directors have a proven record of accomplishment and an ability to exercise sound and independent judgment in a collegial manner.

Our Board does not have a formal diversity policy. It broadly construes diversity to mean diversity of backgrounds, experience, qualifications, skills, age and expertise, among other factors, which when taken

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Core Director Attributes
High personal and professional ethics and integrity
Strong business judgment
Experience beneficial to the Company
Proven leadership and management skills
Broad training and experience at the policy- making level
Dedicated—able to devote necessary time to oversight duties and represent stockholders’ interests
Commitment to serve for a period of several years to develop knowledge about the Company together best serve our Company and our stockholders. In selecting board members, the Board takes into account, in addition to the core attributes, the range of talents, experience and expertise that are needed and would complement those that are currently represented on the Board. The Board seeks to achieve a mix of members whose experience and backgrounds are relevant to the Company’s strategic priorities and the scope and complexity of our business. Our directors complement each other in their mix of skills by bringing to the Board expertise and experience on the entertainment industry, capital markets, financial management, real estate, cybersecurity, technology, strategic planning and corporate governance. Additionally, in selecting Board members, our Governance Committee follows applicable regulations to ensure that our Board includes members who are independent, possess financial literacy and expertise, an understanding of risk management principles, policies, and practices, and can appropriately oversee and guide management.

The following chart summarizes the core competencies of each director.

Skill/Experience Matrix
Experience	Director

Financial Literacy	✓	✓	✓		✓	✓	✓		✓	✓

Financial Management/Corporate Finance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Accounting and Financial Oversight/Enterprise Risk Management	✓		✓		✓		✓			✓

Corporate Governance		✓	✓		✓		✓		✓

Independence	✓	✓	✓		✓	✓	✓		✓

CEO Experience	✓			✓			✓	✓	✓	✓

Non-CEO Executive Experience		✓	✓		✓	✓

Industry Knowledge	✓			✓		✓		✓		✓

Mergers and Acquisitions		✓	✓			✓

Other Public Company Board Service		✓		✓	✓		✓		✓

Leadership	✓	✓		✓	✓		✓	✓	✓	✓

Strategic Vision and Planning	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Information Technology and Cybersecurity	✓								✓

NOMINATIONS FOR ELECTION TO THE BOARD

Our Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. This is an ongoing process through which the Board has added three new directors – Mmes. Vaca, Antonellis and Loewe - since 2014. These directors have not only added to the Board’s portfolio of skills in finance, accounting and leadership experience but have also supplemented the experience in the information technology and cybersecurity areas.

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Although the Board retains ultimate responsibility for approving candidates for election, the Governance Committee conducts the initial screening and evaluation. The Governance Committee has not established any minimum qualifications that must be met by a director candidate or identified any set of specific qualities or skills that it deems to be mandatory. Based on the director qualifications discussed previously, the Governance Committee ensures to maintain a mix of different viewpoints such that the Company benefits from the fresh perspectives brought by new directors and the institutional knowledge and industry insights of directors having longer experience on our Board. The Governance Committee’s policy regarding consideration of potential director nominees acknowledges that choosing a director is dependent upon a number of subjective and objective criteria many of which are difficult to categorize.

The Governance Committee considers candidates recommended by current directors, management, third party search firms engaged by the Governance Committee, and stockholders. Under the director nomination agreement which we entered into on April 9, 2007 with certain of our then current stockholders (Director Nomination Agreement), currently only the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board. All candidates, including candidates recommended by stockholders, are evaluated on the basis of the same criteria. Stockholders who wish to recommend a candidate to the Governance Committee or submit nominees for election at the 2021 annual meeting should follow the instructions on page 63.

BOARD’S ROLE IN RISK OVERSIGHT

Our business exposes us to multiple risks, among others - strategic, credit, market, regulatory and operational risks. As an integral part of its oversight function, the Board oversees the material risks facing the Company. However, while it recognizes the importance of an effective risk oversight to the fulfillment of its fiduciary duties to our stockholders, it believes thoughtful risk taking is a critical component of innovation and effective leadership. It also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risks could negatively impact our business and stockholder value. The Board, therefore, seeks to foster a risk-aware culture by encouraging thoughtful risk taking in pursuit of the Company’s objectives.

The Board exercises this oversight both directly and indirectly through its three standing committees – Audit, Governance and Compensation committees, as well as through two additional committees – Strategic Long-Range Planning and New Ventures committees. Each committee is delegated responsibility for specific risks. See Section on Board Committees below for detailed discussion on each of the standing committees. As regards the additional committees, the Strategic Long- Range Planning Committee assists management in the analysis of alternative strategic options and reviews with management key industry and market issues and external developments impacting the Company and the New Ventures Committee monitors the strategic direction of the Company. It evaluates new development programs or business growth and diversification opportunities within established strategic plan targets and applicable regulatory boundaries.

The risk oversight responsibility of the Board and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board to management’s identification, assessment and mitigation strategies for critical risks. Our risk management process is designed to provide comprehensive, integrated oversight and management of risk, as well as to facilitate transparent identification and reporting of key business issues to senior management, appropriate Board committees and the Board as a whole. Our risk governance structure is as follows:

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MEETING ATTENDANCE

During 2019, the Board held four (4) meetings and took action by written consent on two (2) occasions. All directors attended at least seventy-five percent (75%) of all meetings held by the Board and all meetings held by committees of the Board on which such director served.

All directors are strongly encouraged to attend the Annual Meeting, but we do not have a formal attendance requirement. All directors, except Mr. Syufy, attended the annual meeting held in May 2019.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines and the rules of the NYSE, our non-management directors meet periodically in executive sessions with no Company personnel present. Our Corporate Governance Guidelines require separate sessions of the non-management directors at least twice a year.

The presiding director of the executive sessions is currently our Lead Independent director, Mr. Sepulveda. During 2019, our non-management directors met twice and our independent directors met once in executive sessions.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

As stated in our Corporate Governance Guidelines, any Company stockholder or other interested party who wishes to communicate with the non-management directors as a group may direct such communications by writing to the:

Company Secretary

Cinemark Holdings, Inc.

3900 Dallas Parkway, Suite 500

Plano, TX 75093

The communication must be clearly addressed to the Board or to a specific director. If a response is desired, the individual should also provide contact information such as name, address and telephone number.

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All such communications will be reviewed initially by the Company Secretary. The Company Secretary will forward to the appropriate director(s) all correspondence, except for items of the following nature:

●	advertising;
●	promotions of a product or service;
●	patently offensive material; and
●	matters completely unrelated to the Board’s functions, Company performance, Company policies or that could not reasonably be expected to affect the Company’s public perception.

The Company Secretary will prepare a periodic summary report of all such communications for the Board. Correspondence not forwarded to the Board will be retained by the Company and will be made available to any director upon request.

CORPORATE GOVERNANCE POLICIES AND CHARTERS

The following documents make up our corporate governance framework:

●	Corporate Governance Guidelines;
●	Amended and Restated Charter of the Audit Committee (Audit Committee Charter);
●	Charter of the Governance Committee (Governance Committee Charter); and
●	First Amendment to Amended and Restated Compensation Committee Charter (Compensation Committee Charter).

Current copies of the above policies and guidelines are available publicly on the Company’s website at https://ir.cinemark.com/ under the “Corporate Governance” tab.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has also adopted a Code of Business Conduct and Ethics, which applies to directors, executive officers and employees. The Code of Business Conduct and Ethics sets forth the Company’s policies on critical issues such as conflicts of interest, insider trading, protection of our property, business opportunities and proprietary information. We will post on our website any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics for executive officers and directors that have been approved by our Board or any Board committee. The Code of Business Conduct and Ethics is available on our website at https://ir.cinemark.com/ under the “Corporate Governance” tab.

BOARD COMMITTEES

Our Board currently has three standing committees – Audit Committee, Compensation Committee and the Governance Committee. As discussed earlier, the Board has created two additional committees, the Strategic Long-Range Planning Committee and the New Ventures Committee, which meet on an as needed basis. The current composition of each of the committees is set forth below:

Name of Director	Audit	Compensation	Governance	Strategic Planning	New Ventures
Darcy Antonellis	Member
Benjamin Chereskin		Member		Chair
Nancy Loewe	Member		Member
Lee Roy Mitchell					Chair
Steven Rosenberg	Member		Chair
Enrique Senior				Member	Member
Carlos Sepulveda	Chair	Member		Member
Raymond Syufy				Member	Member
Nina Vaca		Chair	Member
Mark Zoradi	-	-	-	-	-

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Audit Committee
NUMBER OF MEETINGS HELD DURING 2019:	4

NUMBER OF DECISIONS BY CONSENT DURING 2019:	2

Each of the Audit Committee members satisfies the standards for independence of the NYSE and the SEC as they relate to audit committees. Our Board has determined that each member of the Audit Committee is financially literate and that Mr. Sepulveda, a licensed certified public accountant with extensive public company accounting experience, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. See Mr. Sepulveda’s biography on page 12 for further information regarding his qualifications to be an “audit committee financial expert”.

The Audit Committee is governed by the Audit Committee Charter which sets forth the purpose and responsibilities of this committee.

Functions:

The functions of the Audit Committee include the following:

●

assisting the Board in its oversight responsibilities regarding (1) the integrity of our financial statements, (2) our risk management compliance with legal and regulatory requirements, (3) our systems of internal control and (4) our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent registered public accountants;

●	approving the report required by the SEC for inclusion in our annual proxy or information statement;
●	appointing, retaining, compensating, evaluating and replacing our independent registered public accountants;
●	approving audit and non-audit services to be performed by the independent registered public accountants;
●

establishing procedures for the receipt, retention and resolution of complaints regarding accounting, internal control or auditing matters submitted confidentially and anonymously by employees through the whistleblower hotline; and

●	performing such other functions as the Board may from time to time assign to the Audit Committee.

The Audit Committee meets on a quarterly basis with Company management and Deloitte, to discuss, among other items, the earnings press release related to the quarter and the year (as applicable), the Company’s financial statements for the applicable period and any changes in significant accounting policies and its impact on the Company’s financial statements. The Audit Committee also meets, on a periodic basis, with Deloitte in executive sessions without the presence of members of management.

As part of the Board’s duty of risk oversight, the Board has delegated authority of cybersecurity oversight to the Audit Committee. To monitor and evaluate the cybersecurity threats and the effectiveness of the Company’s controls to address those risks, the Audit Committee is updated by Company management twice a year. The Audit Committee also oversees and monitors the enterprise level risks related to ethics and compliance with the Company’s code of business conduct. Company management provides to the Audit Committee, at every quarterly meeting, the top claims (as determined by management) reported through the ethics hotline during the quarter, and summary reports for various categories of claims, for both domestic and international, as compared to the previous year at the end of the year.

The Board has also delegated its authority to approve related party transactions to the Audit Committee. The Company’s written policy regarding approval of related party transactions provides that management must present to the Audit Committee all potential related party transactions including the nature of the transaction, material terms and the maximum dollar value of the transaction. The Audit Committee

21

approves based upon the determination whether the transaction is fair and in the best interest of the Company. See Certain Relationships and Related Party Transactions on page 57 for further details on the approval of related party transactions.

Approval of Audit and Non-Audit Services:

The Audit Committee approves all audit and permissible non-audit services (including the fees and terms of the services) performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced. The Audit Committee may, when it deems appropriate, form and delegate this authority to a sub-committee consisting of one or more Audit Committee members, including the authority to grant pre-approvals of audit and permitted non-audit services. The decision of such sub-committee is presented to the full Audit Committee at its next meeting. The Audit Committee pre-approved all fees for 2019 noted in the table below.

Fees Paid to Independent Registered Public Accounting Firm:

We paid the following fees (in thousands) to Deloitte and its affiliates for professional services rendered by them during 2019 and 2018, respectively:

Fees	2019	2018
Audit	$2,056.9	$1,837.2
Audit Related	$154.0	$10.4
Tax(1)	$60.8	$66.4
Other	$-	$-
Total	$2,271.7	$1,914.0

(1)Fees primarily include transfer pricing studies and tax compliance services.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for 2019. We have discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. We have received the written disclosures and the letter from Deloitte as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and have discussed with Deloitte its independence. Based on the above review and discussions, we recommended to the Board that the audited financial statements for the Company be included in the Company’s 2019 Form 10-K for filing with the SEC.

Respectfully submitted,

Carlos Sepulveda (Chair)

Steven Rosenberg

Darcy Antonellis

Nancy Loewe

Compensation Committee
NUMBER OF MEETINGS HELD DURING 2019:	4

NUMBER OF DECISIONS BY CONSENT DURING 2019:	2

Each member of the Compensation Committee satisfies the standards for independence of the NYSE as they relate to compensation committees and qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Compensation Committee is governed by the Compensation Committee Charter, which sets forth the purpose and responsibilities of this committee.

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Functions

The functions of the Compensation Committee include the following:

●	making recommendations to the Board on the Company’s general compensation philosophy and objectives and on all matters of policy and procedures relating to executive compensation;
●	determining and approving the CEO’s compensation level;
●	determining and approving the compensation of the non-CEO NEOs and reviewing the compensation of certain other executive officers;
●

administering (to the extent such authority is delegated to the Compensation Committee by the Board) the incentive compensation and equity-based plans and recommending to the Board any modifications of such plans;

●	validating and approving the achievement of performance levels under the Company’s incentive compensation plans;
●	reviewing, recommending, and discussing with management the CD&A section included in the Company’s annual proxy statement; and
●	developing a succession planning program for the CEO and senior management.

Governance Committee
NUMBER OF MEETINGS HELD DURING 2019:	2

NUMBER OF DECISIONS BY CONSENT DURING 2019:	2

The Governance Committee is composed solely of directors who satisfy all criteria for independence under the rules of the NYSE. The Governance Committee is governed by the Governance Committee Charter setting forth the purpose and responsibilities of this committee.

Functions

The functions of the Governance Committee include the following:

●	identifying individuals qualified to become Board members and evaluate candidates for Board membership, including those recommended by stockholders in compliance with the Company’s by-laws;
●	recommending to the Board the director nominees for election or to fill any vacancies and newly created directorships on the Board;
●	identifying and recommending to the Board members qualified to fill any vacancies on a committee of the Board;
●	developing and recommending to the Board a set of corporate governance guidelines and reviewing and reassessing the adequacy of such guidelines at least annually;
●	overseeing the Board’s annual self-evaluation process and the Board’s evaluation of management;
●	periodically reviewing the criteria for the selection of new directors to serve on the Board and recommending any proposed changes to the Board for approval;
●	periodically reviewing and making recommendations regarding the composition and size of the Board;
●

periodically reviewing and making recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees;

●	annually recommending to the Board the chairpersons and members of each of the Board’s committees; and
●	reviewing and reassessing the adequacy of the Governance Committee Charter on an annual basis and recommend any proposed changes to the Board for approval.

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DIRECTOR COMPENSATION

The compensation of the non-employee directors for 2019 was governed by our Third Amended and Restated Non-Employee Director Compensation Policy (Director Compensation Policy). A non-employee director is one who is not (i) an employee of the Company or any of our subsidiaries, or (ii) an employee of any of the Company’s stockholders which has contractual rights to nominate directors. Therefore, as Company employees, Messrs. Mitchell and Zoradi do not receive any compensation for their services on the Board or any of its committees. See the compensation tables beginning on page 42 for the compensation paid to Messrs. Mitchell and Zoradi.

Each non-employee director received the following annual cash retainers, as applicable, for services as a Board and a committee member during 2019:

(a)	a base director retainer of $60,000;
(b)	additional retainer of $35,000 for the non-employee director who serves as the lead independent director;
(c)	additional cash retainer for services on the committees as follows:

Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation	$15,000	$10,000
Governance	$10,000	$7,500
Strategic Long-Range Planning	$10,000	$5,000
New Ventures	$10,000	$5,000

Annual cash retainers are paid in four equal quarterly installments at the end of each quarter for services rendered during the quarter. All directors are reimbursed for travel related expenses incurred for each Board meeting they attend.

In addition to the annual cash retainers, the non-employee directors receive an annual grant of restricted stock valued at $115,000. The number of shares of restricted stock is determined by dividing $115,000 by the closing price of Common Stock on the grant date, rounded down to the nearest whole share. The grant date is typically on or around June 15. The annual awards vest on the first anniversary of the grant date subject to continued service to the Company through the vest date. The directors are also subject to a stock ownership guideline and are required to retain Common Stock ownership five times the value of their base retainer.

The following table sets forth summary information regarding the compensation of our non-employee directors for 2019.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Darcy Antonellis	$70,000	$114,992	$4,234	$189,226
Benjamin Chereskin	$80,000	$114,992	$4,234	$199,226
Nancy Loewe	$77,500	$114,992	$4,234	$196,726
Steven Rosenberg	$80,000	$114,992	$4,234	$199,226
Enrique Senior	$70,000	$114,992	$4,234	$189,226
Carlos Sepulveda	$130,000	$114,992	$4,234	$249,226
Raymond Syufy	$70,000	$114,992	$4,234	$189,226
Nina Vaca	$82,500	$114,992	$4,234	$201,726

(1)	Includes all annual cash retainers, as applicable.

(2)	The grant date fair values were calculated based upon the closing price of Common Stock on June 14, 2019 of $38.14 per share. This calculation is in accordance with FASB ASC Topic 718.

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See Note 16 to the Company’s 2019 Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share based awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

At December 31, 2019, each of the directors owned 3,015 shares of restricted stock. See Security Ownership of Certain Beneficial Owners and Management table on page 55 for total stock ownership of each of the directors.

(3)	The amounts reported are dividends paid during 2019 on the shares of unvested restricted stock granted in 2018 and 2019.

ITEM TWO — RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee has appointed and the Board has ratified the appointment of Deloitte as the Company’s independent registered public accounting firm for 2020. As a matter of good corporate governance, we are seeking stockholder ratification of the appointment of Deloitte. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee may review its future selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to answer appropriate questions. Please refer to page 22 for the fees paid to Deloitte in 2019 and 2018.

Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte as the independent registered public accounting firm for 2020.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

ITEM THREE — ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

To assist our stockholders in locating important information regarding our executive compensation program, the CD&A is organized as follows:

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OUR NEOS

The CD&A provides a description of the material elements of our executive compensation program, as well as perspective and context for decisions made regarding the compensation of our CEO, CFO and our three other most highly compensated executive officers for the year ended December 31, 2019. These executive officers and their current positions are as follows:

Name	Age	Position
Lee Roy Mitchell	83	Executive Chairman of the Board
Mark Zoradi	66	Chief Executive Officer; Director
Sean Gamble	45	Chief Operating Officer; Chief Financial Officer
Michael Cavalier	53	Executive Vice President-General Counsel and Secretary
Valmir Fernandes	59	President-Cinemark International

Lee Roy Mitchell is the founder of the Company. He has served as our Chairman of the Board since March 1996 and as a director since our inception in 1987. Mr. Mitchell has been engaged in the motion picture exhibition business for over 50 years. Mr. Mitchell is the husband of Tandy Mitchell, an employee of the Company, and the brother-in-law of Walter Hebert III, the Executive Vice President–Purchasing, of the Company. Mr. Mitchell currently serves on the board of directors of NCMI.

Mark Zoradi has served as our director since June 2015 and our CEO since August 2015. Mr. Zoradi spent 30 years at The Walt Disney Company, including serving as the President of Walt Disney Studios Motion Picture Group. Prior to that, Mr. Zoradi served in a variety of positions of increasing responsibility with The Walt Disney Company, including as the General Manager of Buena Vista Television and President of Buena Vista International with responsibility for the international theatrical and home entertainment marketing and distribution of Disney, Touchstone and Pixar films. Mr. Zoradi also served as the President and COO of Dick Cook Studios from January 2011 until July 2014 and the COO of Dreamworks Animation SKG, Inc. from August 2014 until January 2015.

Sean Gamble has served as our COO and CFO since January 2018 and as our Executive Vice President and CFO since August 2014. Prior to joining Cinemark, from February 2009 until April 2014, Mr. Gamble worked for the Comcast Corporation as Executive Vice President and CFO of Universal pictures within NBCUniversal, one of the world’s leading media and entertainment companies. He joined Comcast after 15 years at the General Electric Company where he held multiple senior leadership positions, including CFO of GE Oil & Gas’ Equipment business based in Florence, Italy from May 2007 until January 2009.

Michael Cavalier has served as our Executive Vice President-General Counsel and Secretary since February 2014, our Senior Vice President-General Counsel and Secretary since January 2006 and our General Counsel since 1997. He has been with Cinemark for more than 25 years.

Valmir Fernandes has served as our President of Cinemark International, L.L.C. since March 2007 and has been with Cinemark for more than 20 years.

EXECUTIVE SUMMARY

We are a leader and one of the most geographically diverse operators in the motion picture exhibition industry. Our sustained growth and profitability has been driven by our management team. In this section, we describe the material components of our compensation program for 2019 for our NEOs and the process by which their compensation is set.

2019 SAY-ON-PAY RESULTS

We request an annual stockholder say-on-pay vote on our executive compensation program. At our 2019 Annual Meeting, approximately 95% of our stockholders present (in person or via proxy) and voting,

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approved our executive compensation programs and policies for 2018. The Compensation Committee reviewed the results of the 2019 say-on-pay. Due to the high approval rate, the Compensation Committee did not make any changes to its overall approach or the structure of our executive compensation program but calibrated the IRR hurdles for the performance-based equity incentive awards as discussed on page 37. The following graph shows the stockholder approval rate over the past five years for our say-on-pay proposal.

OUR COMPENSATION PHILOSOPHY

Our vision, as a leader in the motion picture exhibition industry, is to shape the future of the industry by being recognized as the most influential, out-of-home entertainment network in the world. We hire high caliber individuals who can determine our strategy to execute our long-term vision while continuing to deliver our mission of making the movie-going experience memorable by engaging with our customers and providing world class facilities and services. To ensure that our key executives are incentivized appropriately to deliver our mission and vision, the Compensation Committee has designed an executive compensation program that strongly aligns with the interests of stockholders in creating sustainable long-term stockholder value by directly linking pay to Company and individual performance. Each of the measures in our performance-based plan is designed to align with, and support, our business strategy – create an extraordinary guest experience, deepen customer loyalty and pursue growth opportunities.

While a significant portion of each NEO’s compensation is based on performance and therefore “at risk”, the Compensation Committee believes that a competitive compensation program is necessary for us to attract and retain these key executives. We typically seek to establish target total compensation opportunities for our NEOs within a competitive range of the median of compensation opportunities at our peer companies. Actual earned compensation may vary based on the Company and individual performance. In certain circumstances we may target pay above or below the competitive median to recognize the individual’s unique qualifications or performance. See page 40 for a discussion of how we determine executive compensation relative to our peers.

Our compensation program is designed with the following principles in mind:

●	pay our employees relative to industry peers based on their roles and responsibilities, capabilities, their performance and market conditions;

●	motivate key personnel to perform with the highest integrity for the benefit of our stockholders;

●	continue our focus on sound governance practices by implementing executive compensation best practices and policies.

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The chart below identifies the hallmarks of our executive compensation program which follow compensation best practices:

Characteristics	Description
Competitive Base Salary	Base salary is market competitive to retain valued employees
Balanced Mix of Pay Components over short and long terms	Target compensation mix is weighted towards long-term equity based incentives rather than short-term cash incentives
Balanced Approach to Performance-based Awards	Performance targets are tied to multiple financial metrics of the Company; performance periods for long-term equity incentive awards overlap and, therefore, reduce the motivation to maximize performance in any one period
Individual Performance Modifies Bonus Payout	Non-CEO NEO bonus payout is modified up to +/-15% based on performance of individual goals set against Company strategic objectives for the year; CEO evaluated against Company performance and execution of strategic goals
Stock Ownership Guidelines	CEO required to own, directly or indirectly, Company equity five times base salary; other executive officers to own two times their base salary
Hedging in or pledging Common Stock prohibited; no margin account	Directors and executives (including NEOs) who are subject to the Supplemental Insider Trading Policy, are prohibited to trade in puts, calls or other derivative securities with respect to Company securities and short sales of Company securities. They may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan

OUR 2019 PERFORMANCE

5th consecutive year of global record revenue reaching $3.3B

•	Surpassed North American box office results by 200 basis points
•	Increased dividends 6.25% to $1.36 per annum
•	Outperformed North American industry box office results in 10 out of past 11 years

Net addition of 84 screens globally

•	Grew domestic F&B per cap 52 consecutive quarters with an all time domestic per cap of $5.31
•	Increased Luxury Lounger footprint to 60% of domestic circuit and 80% of XD auditoriums
•	Opened a new design concept, Cut! By Cinemark - a full dine-in experience

Grew Movie Club membership to average 2,600 per theatre

•	Grew total Movie Club membership to 930,000
•	Generated 14% box office revenue from Movie Club
•	Redesigned and successfully relaunched Movie Fan, our free, domestic, loyalty program
•	Expanded our global reach with over 12 million addressable consumers with whom we have direct, on-going communications

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The results of our financial performance over the past years demonstrates our consistent performance even during challenging industry circumstances such as economic and political conditions in Latin America, weakening foreign currencies, rise in construction costs and quality and timing of in-theatre film content. Our experienced management team has successfully navigated us through demanding industry environments with a disciplined operating philosophy and implementation of strategic initiatives. The charts below outline our performance over the past five years with regards to certain key financial metrics:

Net income for 2019 decreased from 2018 primarily due to increased facility lease expenses for new theatres and impact of ASC Topic 842 Lease Accounting, increased salaries and wage expenses due to increased minimum wage rates and in-theatre initiatives, and increased utilities and other costs primarily related to increases in credit card processing fees and third party online service fees.

Adjusted EBITDA is a non-GAAP financial measure. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the information provided in accordance with U.S. generally accepted accounting principles (GAAP). A reconciliation of Net Income to Adjusted EBITDA is provided in footnote 20 to the Company’s 2019 Form 10-K.

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We have consistently maintained a balanced and disciplined operating approach as we built our business over the years. This has enabled us to build a strong cash position which we can utilize to execute our strategic initiatives, manage risks, pursue growth opportunities and further extend our consistent track record of financial health and results. Our cash position over the past five years is presented here. While we are fiscally conservative we believe that investing in long-term growth and stability through initiatives that enrich our guest experience, drive consumer engagement and improve productivity is a prudent use of capital.

One of our key capital allocation priorities is to
maximize stockholder value and we have managed
that priority consistently in the past five years by distributing capital to our stockholders via quarterly dividends. In the past five years, we have grown our dividend by 36% and in 2019 returned approximately $160 million to our stockholders. The table and chart below illustrate our dividend rates over the past five years and the total returns to our stockholders.

Year	Quarterly Dividend Rate
2015	$0.25
2016	$0.27
2017	$0.29
2018	$0.32
2019	$0.34

Performance Relative to Peers

Cinemark has a distinguished and consistent track record of performance and outperformance relative to its industry peers.

We compare our financial performance against our direct competitors in the movie exhibition industry (theatre peers). In 2019, our theatre peers were the two publicly-held companies in our industry, namely, AMC Entertainment Holdings, Inc. (AMC) and IMAX Corporation (IMAX). We believe that this peer group is an appropriate benchmark for evaluating our financial performance since we directly compete with them for investor capital.

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Our financial performance relative to our theatre peer group has been very strong over the past five years. Our Total Stockholder Return (TSR) (with dividends reinvested) for the one-year, three-year and five-year periods, as compared to our theatre peers, are as follows:

	1 YR TSR	3YR TSR	5YR TSR
CNK	(1.6%)	(1.9)%	11.7%
AMC	(34.5%)	(67.3%)	(51.9%)
IMAX	8.6%	(34.9%)	(33.9%)
S&P 500	31.5%	53.2%	73.9%
Group	(8.4%)	(51.7%)	(42.2%)

SOURCE: Yahoo! Finance

EXECUTIVE COMPENSATION COMPONENTS

The design of our executive compensation program is consistent with the compensation structure used in our industry:

●	base salary

●	bonus

●	long-term equity incentive awards

●	standard benefits

●	limited perks

The Compensation Committee designs the executive compensation program to align pay with performance with the substantial majority of target compensation comprised of variable performance-based incentive awards. The principal components of our executive compensation program and the measurement metrics determining their amount, are provided below. Please see discussion on each of the components for additional details and the section on 2019 Compensation Mix on page 38 for the distribution of target compensation between fixed and variable components.

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Total pay Fixed Variable Base Salary Annual Cash Incentive Long-term Incentive Market; Individual role and responsibility Company Performance Individual Performance Restricted Stock Restrited Stock Units Reviewed Annually or at Hiring or Promotionl Targeted between 25th and 75th percentile of peer group Adjusted EBITDA Goal @Threshold, Target, Maximum Ratable Payments Based on Performance Threshold 90% Adj. EBITDA Target 100% Adj. EBITDA Maximum 110% Adj. EBITDA 50% Target Payout 100% Target Payout 150% Target Payout ABO Rating Based on Achievement of Individual Goals Set to Achieve Company's Strategic Objective; +/-15% Adjustment to Bonus 4-year Vesting; 50% Every 2 Years IRR + Service Ratable Vest; IRR Over 2-Year Performance Period+2-Year Service Threshold 6% IRR Target 8% IRR Maximum 14% IRR 25% Target Payout 100% Target Payout 175% Target Payout

Base Salary

Base salary provides competitive annual compensation to retain high-performing, valued employees. In determining base salary, the Compensation Committee takes into consideration the scope and nature of job responsibilities of the NEO, market competitiveness relative to executives in similar positions at comparator group companies, merit increase recommendations of the CEO based on performance reviews (except in the case of his own compensation), and other judgmental factors deemed relevant by the Compensation Committee. The Compensation Committee has not adopted any formula with specific weightings assigned to any of the factors above.

Accordingly, in February 2019, as part of the annual compensation review process (required also by each of their employment agreements), the Compensation Committee approved base salary increases for the NEOs ranging from approximately 2.9% to 10% of their respective base salaries. The base salary increases for 2019 were as follows:

Name	Base Salary Percentage Increase in 2019	2019 Base Salary
Lee Roy Mitchell	2.6%	$ 1,000,001
Mark Zoradi	10.0%	$ 1,100,000
Sean Gamble	4.2%	$ 625,000
Michael Cavalier	2.9%	$ 540,000
Valmir Fernandes	2.9%	$ 540,000

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Bonus

Our bonus structure is designed to motivate and reward bonus eligible employees for the successful completion of our annual performance goals. Company performance is measured against pre-established performance metrics set for the year by the Compensation Committee. The bonus goals are established in writing by the Compensation Committee, with the expectation that attainment of these goals would require significant effort in light of the business environment.

The participants to our bonus program are rewarded for achieving short-term financial and operational goals of the Company based on individual targets expressed as percentages of base salaries. For the NEOs, the target bonus opportunities are set by the Compensation Committee by taking into consideration a variety of factors including peer group data, CEO’s recommendation (except for his own) and the individual’s current and anticipated contributions to the strategic goals of the Company. Each participant to our bonus plan is entitled to receive a ratable portion of his/her target bonus based upon the Company’s level of achievement, within the range of threshold and maximum percentages, of the target performance metric set by the Compensation Committee. The actual amount of cash bonuses paid, if any, may result in a cash bonus that is greater or less than the stated individual target (and could be zero) depending on whether, and to what extent, the applicable Company performance metric and other conditions are satisfied.

What is the Company’s annual performance metric?

The Compensation Committee sets the Company’s bonus target for the year in terms of Adjusted EBITDA, regarded as a key performance metric in our industry. The Adjusted EBITDA target for the bonus is set by the Compensation Committee for each of domestic, international and worldwide, based on the annual operating budget approved by the Board (budgeted Adjusted EBITDA). The budgeted Adjusted EBITDA may be adjusted, upward or downward, at the end of the performance year, to eliminate any variance between the actual North American industry box office for the fiscal year and the industry forecast used to set the bonus target for the year.

During the first quarter after the performance year, the Compensation Committee calculates the Adjusted EBITDA for the bonus payment. This is determined by adjusting the domestic, international and worldwide Adjusted EBITDA for the year for certain add-backs and adjustments such as cash bonus accruals, certain severance payments, if any, unusual expenses such as those related to accounting changes, a +/- 5% collar for foreign exchange fluctuation, and other adjustments the Compensation Committee deems appropriate including, but not limited to, factors such as extraordinary, unusual or non-recurring events that were not included in the operating budget for the year (Bonus Adjusted EBITDA). The Bonus Adjusted EBITDA is compared to the budgeted Adjusted EBITDA set at the beginning of the year (and as adjusted at the end of the year) to determine the bonus payout percentage, if any.

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The bonus payout for the NEOs, except for Mr. Fernandes, is based on the worldwide Adjusted EBITDA while that of all other domestic bonus eligible employees is based 100% on domestic EBITDA. Mr. Fernandes’s payout is based 50% on worldwide and 50% on international Adjusted EBITDA. The worldwide Adjusted EBITDA targets for 2019 were as follows:

Company achieves 90% of Bonus Adjusted EBITDA $633.1 Million (Threshold) Plan Participant Receives 50% of Target Payout Company achieves 100% of Bonus Adjusted EBITDA $703.4 Million (Target) Plan Particiapnt Receives 100% of Target Payout Company achieves 110%* of Bonus Adjusted EBITDA $773.7 Million (Maximum) Plan Particiapnt Receives 150% of Target Payout

*The maximum goal for non-NEOs was $759.7 million or 108% of Bonus Adjusted EBITDA. The Adjusted EBITDA target for international was $127 million.

How is bonus adjusted for individual performance?

Individual bonus payouts for non-CEOs (except Mr. Mitchell) are adjusted to a maximum of +/-15% based on the individual’s ABO rating. The ABO rating indicates the achievement level for the goals the individual sets at the beginning of the year. These individual goals are set to achieve the Company’s strategic objectives for the year and are defined through individual management goals and personal business objectives.

CEO Performance Evaluation

The CEO’s bonus is not subject to an ABO adjustment. This is because the Compensation Committee evaluates the CEO’s performance against the Company’s goals and objectives, and the overall strategic plan, set for the year by the Board.

As part of the year-end performance review process, the individual’s manager evaluates the individual’s performance against his/her ABO goals and assigns a composite score. The ratings range from ‘Significantly Below Expectations’ to ‘Exceeds Expectations’. Based on the composite rating, a discretionary modifier of a maximum of +/-15% is applied to adjust the individual’s bonus payout calculation. We do not have a minimum level of guaranteed bonus and maximum bonus payout (Adjusted EBITDA based + ABO modifier) cannot exceed 165% of the individual’s target bonus opportunity.

The annual bonus process is as follows:

Annual Process Set Company Adjusted EBITDA Target for the Year (Q1 Performance Year) Set NEO Target Bonus (Q1 Performance Year) Assess Company Performance Against Set Adjusted EBITDA Goal (Q1 Payout Year) Determine Payout Percentage Based on Adjusted EBITDA Performance Modify Individual Payout Based on Individual ABO Rating (Except the CEO) No ABO Modifier for the CEO Determine Payout

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The Compensation Committee may, in its discretion, at any time, establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of the cash bonus (including, but not limited to, the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem appropriate in carrying out the purposes of the bonus program. The Compensation Committee may also take into account such other factors as it deems appropriate in administering any aspect of the bonus program, including reducing the amount of the bonus at any time prior to payout based on such criteria as it shall determine, including, but not limited to, individual merit and the attainment of specified levels of one or any combination of the performance factors. However, the Compensation Committee cannot adjust upwards the bonus payable to a NEO or waive the achievement of a performance target requirement for a NEO except in the case of the death or disability of the executive or a change in control of the Company.

What were the changes to the NEO bonus payouts for 2019?

The Compensation Committee raised the target bonus opportunity for Mr. Zoradi to 125% of his base salary. This was deemed appropriate in light of several factors, but primarily for his contribution and continued leadership as our CEO in focusing on new strategies for profitable growth and his relative positioning versus our compensation peers. Mr. Fernandes’s target bonus was raised to 90% of his base salary also due to his relative positioning versus market and to align with Messrs. Gamble and Cavalier.

How was cash bonus calculated for 2019?

In February 2020, the Compensation Committee certified the worldwide Bonus Adjusted EBITDA, as adjusted, for 2019 at $696.9 million and international Adjusted EBITDA, as adjusted, at $130.0 million. This yielded a payout at 141.4% of the individual target opportunity for each of Messrs. Mitchell, Zoradi, Gamble and Cavalier and 126.7% for Mr. Fernandes. Each of Messrs. Gamble and Cavalier also received an ABO adjustment of +7.5%. The individual cash bonus payouts for 2019 for each of the NEOs was as follows:

Name	2019 Base Salary	Individual Target (Percentage of Base Salary)	Payout Percentage of Individual Target	ABO Modifier	Cash Bonus Payout
Lee Roy Mitchell	$1,000,001	100%	141.4%	-	$1,414,002
Mark Zoradi	$1,100,000	125%	141.4%	-	$1,944,250
Sean Gamble	$625,000	90%	141.4%	7.5%	$837,562
Michael Cavalier	$540,000	90%	141.4%	7.5%	$723,654
Valmir Fernandes	$540,000	90%	126.7%	-	$615,762

Long-term Equity Incentive Compensation

Cinemark’s long-term equity incentive compensation program is intended to help (1) attract, motivate and retain key talent, and (2) align our executives’ interests with stockholders’ interests to maximize long-term stockholder value.

The long-term equity incentive compensation is awarded as time-based and performance-based equity. Time-based equity enables us to attract and retain highly qualified executive officers as leaders to ensure our continued success. Performance-based equity encourages Company’s long-term growth and aligns the executive’s interests with the interests of our stockholders. The combination of the two, with an emphasis placed on performance-based equity, ensures both balance and alignment within our long-term incentive program. Although no longer necessary under Section 162(m) of the Internal Revenue Code, grants to all eligible employees, including the NEOs, are made in the first quarter of the year. The NEOs receive both time-based and performance-based equity.

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How is the long-term incentive program structured?

The target value of long-term equity awards granted to a NEO is based on a percentage of the executive’s base salary. The target value percentage and the split between time-based and performance-based grants is determined by the Compensation Committee by taking into account factors such as the individual’s leadership, NEO’s contribution to Company operations, projected state of the economy over the performance period, overall business environment and relative positioning versus peer group comparable.

The restricted stock grants typically vest 50% on each of the second and fourth anniversaries of the grant date, subject to continuous employment through the vest dates.

Recipients of restricted stock awards are permitted to:

(i)	receive dividends on the restricted stock (prior to vest) to the extent dividends are paid by the Company on shares of its Common Stock, and

(ii)	to vote such Common Stock during the restriction period.

As of the Record Date, the Company’s dividend rate is $0.36 per common share per quarter.

The performance awards are granted in the form of restricted stock units. The goals for the performance shares are based on one or more pre-established objective criteria that specify the number of shares of Common Stock that will be issued upon attaining the performance goals. After certification of the attainment of the performance goal, the underlying Common Stock is subject to additional time-based vesting conditions. Any dividends that are attributable to the underlying Common Stock will be accrued and paid to the recipient, to the extent the performance award vests, at the end of the four years when the Common Stock is issued. The performance awards have a four-year vest schedule – performance period of two years followed by an additional two-year service requirement.

The measurement metric for the performance awards is an implied equity value concept that measures the IRR over a two-year performance period beginning on January 1 of the grant year and ending on December 31 of the following year. The implied equity value is based on a valuation model utilizing a multiple of Adjusted EBITDA (subject to certain specified adjustments) and other factors that produce a fundamental valuation of Cinemark equity. IRR represents the growth in this implied equity value during the performance period. The structure of the performance award program is similar to that of the bonus program. Each performance target underlying the performance awards has a threshold, target and maximum level and vest on a pro rata basis according to the IRR achieved during the performance period. The target IRR goal for the performance-based award is set by the Compensation Committee based on projected value creation with a substantial degree of difficulty of attaining the performance level. An adjustment of +/-7.5% for fluctuations in foreign currency translations is applied to certain inputs used in the calculation of the implied equity value to determine the IRR for the performance period. The targets for the current year are established by the Compensation Committee in the first quarter of the year. The number of shares of Common Stock an executive may receive upon the attainment of a performance goal cannot be determined at the date of grant because the payment of such compensation is contingent upon attainment of the IRR. If, at the end of the performance period, the Compensation Committee certifies that the performance target has been met, the shares of Common Stock underlying the restricted stock units are subject to an additional time-based vesting restriction contingent upon the employee’s continued service until the vest date. Straight-line interpolation is used to determine payout between threshold, target and maximum goals.

The certification of the 2017 and 2018 performance-based awards reflect the above process. After the completion of the performance periods for each of the 2017 and 2018 grants, in February 2019 and February 2020, respectively, the Compensation Committee certified the vest percentages of the

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performance-based awards. The restricted stock units granted to the NEOs in February 2017 will vest at 96% and restricted stock units granted in 2018 will vest at 105% of the respective target opportunities. To the extent they vest subject to the service requirement, the Common Stock underlying the restricted stock units that vested shall be issued in February 2021 and February 2022 respectively. The table below provides the number of performance-based restricted stock units that were granted and that will vest for each of the NEOs for the 2017 and 2018 grant years:

Name	2017 Grant		2018 Grant
	RSU Granted @Maximum	RSU to Vest in February 2021	RSU Granted @Maximum	RSU to Vest in February 2022
Lee Roy Mitchell	N/A	N/A	N/A	N/A
Mark Zoradi	56,144	35,931	72,058	50,439
Sean Gamble	13,790	8,825	24,211	16,947
Michael Cavalier	11,819	7,563	18,159	12,711
Valmir Fernandes	11,120	7,116	15,132	10,592

What were the changes to the long-term incentive program in 2019?

In February 2019, the Compensation Committee reviewed the IRR formula and hurdle rates used to determine the amount of performance-based shares that should vest, against the backdrop of industry trends and non-controllable market factors, such as increasing pressures of operating in an environment inhabited by both live entertainment and at-home services, quality and timing of in-theatre film content, challenging political and economic landscape in Latin America, significant currency fluctuations and rise in construction costs. Based on such review, the Compensation Committee set the hurdle rates for the 2019 awards which result in a wider payout range than prior years. A comparison is shown below of the 2019 goals and the 2018 goals.

Grant Year	Goals
	Threshold	Target	Maximum
2019	6.0%	8.0%	14.0%
Percentage of Individual Target Payout	25%	100%	175%

2018	7.0%	9.5%	13.0%
Percentage of Individual Target Payout	50%	100%	150%

Also, based on Mr. Zoradi’s relative market positioning, the Compensation Committee raised the target percentage of his base salary awarded as long-term equity incentive, retaining the 75%-25% split in favor of performance-based awards. The Compensation Committee determined that this increase of Mr. Zoradi’s target long-term equity incentive is an appropriate alignment with stockholder objective of long-term return and the CEO’s role in setting and executing the long-term strategic goals. There was no change to the targets of the other NEOs. Mr. Mitchell is not granted any equity due to his substantial ownership in the Company. The long-term equity award targets as percentages of respective base salaries for 2019 were as follows, compared to that in 2018:

NEO	Percentage of Base Salary in 2018	Percentage of Base Salary in 2019
Lee Roy Mitchell	N/A	N/A
Mark Zoradi	250%	275%
Sean Gamble	175%	175%
Michael Cavalier	150%	150%
Valmir Fernandes	125%	125%

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Consistent with our compensation philosophy of pay for performance, in 2019, the Compensation Committee awarded the NEOs (except Mr. Mitchell) supplemental grants, in addition to the annual equity grants, to reward and incentivize them for the Company’s sustained achievement over industry benchmarks. Mr. Zoradi was awarded both time-based and performance-based shares while Messrs. Gamble, Cavalier and Fernandes were awarded only time-based shares. The time-based restricted stock vest fully on the second anniversary of the grant date and the performance-based restricted stock units awarded to Mr. Zoradi vest on the same schedule as his regular 2019 grant – two-year performance period with an additional two-year service period with a vest, based on Company performance, in February 2023. The supplemental grant for each NEO was as follows:

Name	Restricted Stock	Restricted Stock Units
Lee Roy Mitchell	N/A	N/A
Mark Zoradi	1,475	3,027 (@ Maximum)
Sean Gamble	1,125	—
Michael Cavalier	9,64	—
Valmir Fernandes	911	—

The total number of time-based and performance-based shares (at maximum), inclusive of the supplemental grants discussed above, granted to each of the NEOs in 2019 is as follows:

Name	Time-based Restricted Stock	Performance-based Restricted Stock Units
Lee Roy Mitchell	N/A	N/A
Mark Zoradi	21,818	109,311
Sean Gamble	12,851	30,780
Michael Cavalier	9,648	22,795
Valmir Fernandes	8,147	18,996

2019 COMPENSATION MIX

The presentations below show the mix of the variable and fixed components of compensation as a percentage of target compensation. Mr. Zoradi is presented individually while Messrs. Gamble, Cavalier and Fernandes are presented as a group. Since Mr. Mitchell does not receive any equity grant on an annual basis due to his substantial ownership in the Company, he has not been included in the non-CEO NEO group. His target compensation was approximately 49% each of base salary and bonus and 2% benefits.

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EXECUTIVE COMPENSATION PROCESS: ROLES

Role of the Compensation Committee and the Compensation Consultant: The Compensation Committee oversees and provides strategic direction to management regarding all aspects of our pay program for senior executives. It sets the compensation of the CEO and the non-CEO NEOs. If deemed appropriate, the Compensation Committee advises the Board of its determination of the compensation of the CEO and certain other executive officers, prior to its implementation. But, while the Compensation Committee may consider input provided by the Board, the compensation decisions and determinations are made solely by the Compensation Committee.

Each year, the Compensation Committee reviews our executive compensation program to ensure it continues to reflect our commitment to align the objectives and rewards of our executive officers with the creation of value for our stockholders. Our compensation programs, for both executives as well as non-executives, have been designed to reinforce our pay-for-performance philosophy by delivering total compensation that motivates and rewards performance tied to individual goals that are linked to Company’s strategic plan.

The Committee has the authority, in its sole discretion, to retain compensation consultants to assist the Committee in evaluating the compensation of executive officers. In February 2019, the Compensation Committee engaged Pearl Meyer as its consultant to provide independent analytical and evaluative advice regarding the Company’s current or proposed compensation arrangements for senior executives and related market trends and practices. The Compensation Committee engages in extensive executive compensation discussions with Pearl Meyer to review best practices and receive a competitive assessment of executive compensation compared to peers. The Committee reviews total compensation and approves each of the elements of executive compensation, and reviews whether our compensation programs and practices carry undue risk.

The Compensation Committee determined the independence of Pearl Meyer using the NYSE listing standards regarding independence of compensation consultants. Pearl Meyer evaluates the competitiveness of the design of the Company’s executive compensation program, including that for directors and recommends appropriate changes; reviews the competitiveness of the compensation of individual NEOs and certain other executive officers; evaluates market pay data and competitive-positioning; provides analyses and inputs on program structure, performance measures, and goals; provides updates on market trends and the regulatory environment as it relates to executive compensation; reviews various management proposals presented to the Compensation Committee related to executive compensation and provides objective analysis and recommendations; and works with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with stockholder interests. Pearl Meyer does not perform other services for Cinemark, and will not do so without the prior consent of the Compensation Committee. Pearl Meyer meets with the Compensation Committee, outside the presence of management, in executive sessions. The Committee relies on its collective experience and judgment along with the recommendations prepared by Pearl Meyer to set executive compensation.

Role of Management and the CEO in Setting Executive Compensation: Each year, our CEO evaluates the performance of certain members of upper management including Messrs. Gamble, Cavalier and Fernandes (direct reports). Our CEO makes a recommendation for the compensation of his direct reports based upon his evaluation and their ABO rating, their roles and responsibilities, and market benchmarking data for similarly placed executives, as provided by Pearl Meyer. The Compensation Committee considers our CEO’s recommendation relative to our strategic plan, operating goals, and compensation philosophy. In consultation with Pearl Meyer, the Compensation Committee also considers general market conditions and industry trends to set non-CEO NEO executive compensation.

Process for Setting CEO Compensation: The Compensation Committee evaluates our CEO’s performance throughout the year in light of our strategic plan, targets, operating goals, and key performance indicators. The Compensation Committee also considers general market conditions, specific industry trends and peer review data for each element of compensation, as provided by Pearl Meyer. The Compensation Committee also reviews the CEO’s employment agreement and assesses his target compensation. The CEO does not participate in discussions or decisions regarding his own compensation.

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EXECUTIVE COMPENSATION PROCESS: PEER GROUP REVIEW

To help establish competitive ranges of base salary, incentive compensation opportunities, and target compensation, the Compensation Committee relies on competitive market data from surveys and reports prepared by Pearl Meyer. We consider market survey data from a group of size-appropriate comparators operating in the entertainment and retail industries (peer group) that are also traded publicly and with which we compete for executive talent.

Based on the criteria described above, our peer group for 2019 remained unchanged from 2018, and was as follows:

AMC Entertainment Holdings, Inc.	Lions Gate Entertainment Corp.	Discovery, Inc.
AMC Networks Inc.	Live Nation Entertainment, Inc.	IMAX Corporation
Brinker International, Inc.	The Madison Square Garden Company	Six Flags Entertainment Corporation
Cineplex, Inc.	Cineworld
Dave & Buster’s Entertainment, Inc.	E.W. Scripps Company

A blended market data using the most recent proxy data and size-appropriate survey information provided by Pearl Meyer was used by the Compensation Committee to determine 2019 compensation for each of the NEOs. The market data that our Compensation Committee reviews show percentile compensation levels for various executive positions with comparable job responsibilities as our NEOs. The Compensation Committee also analyzes market data regarding compensation mix among base salary and annual and long-term incentives awards. The Compensation Committee reviews this mix analysis when evaluating the separate compensation components for each executive. The Committee does not endeavor to set executive compensation at or near any particular percentile, and it considers target compensation to be competitive if it is generally within a reasonable range of the market median. Market data is one of many factors that the Compensation Committee considers in the determination of executive compensation levels. Other factors include level of responsibility, the individual’s performance, expectations regarding the individual’s future potential contributions, ability to drive the Company’s strategy, retention strategies, budget considerations, and the Company’s performance.

COMPENSATION RISK ASSESSMENT

Our compensation program provides strategic direction to the participant and engages them in the Company’s success, which contributes to stockholder value. We believe our approach to goal setting, establishing targets with payouts at multiple levels of performance, evaluation of performance results and negative discretion in the payout of incentives help to mitigate excessive risk-taking that could harm Company value or reward poor judgment by our executives. Below are some additional highlights of the Company’s compensation program which mitigate risks associated with compensation:

●	Appropriate mix of “short- vs. long-term” pay and “fixed vs. variable” pay” to reward overall performance;
●	Company performance measured against objective financial metrics;
●	Portion of individual cash bonus payout tied to the individual’s ABO ratings which measures the performance of the individual’s goals set against the Company’s strategic objectives for the year;
●	Employees’ commitment to our culture of accountability reinforced through a comprehensive performance management and compensation system;
●	Capped payout levels for incentive compensation;
●

Stock ownership requirements for directors, NEOs and executive vice-presidents – directors required to retain Common Stock ownership five times the value of their base retainer, the CEO five times his/her base salary and other executive officers two times their respective base salaries;

●	Vest of a significant portion of long-term equity incentive awards linked to performance over a period of time (with overlapping performance periods);
●	Validation of pay-for-performance on an annual basis by stockholders; and

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●

Prohibiting, per our Supplemental Insider Trading Policy, covered employees from engaging in certain forms of hedging transactions, with respect to Company securities, which would block the employee from being exposed to the full risks of stock ownership as the Company’s other stockholders. Additionally, the covered employees may not hold Company securities in a margin account, and may not, without prior approval, pledge Company securities as collateral for any other loan except in the case of a non-margin loan where the covered employee demonstrates that the employee has the financial ability to repay the loan without resorting to the pledged securities. The Company has not, as of date, granted any exceptions to this policy. The Supplemental Insider Trading Policy covers all our directors and executive officers and any additional persons that the Company may from time to time designate as being subject to this policy because of their position with the Company and access to material nonpublic information.

Our Compensation Committee monitors and considers the risk mitigating factors when setting executive compensation. Based on such review, the Compensation Committee has concluded that our compensation programs do not create risks that are reasonably likely to have a materially adverse effect on the Company or put the Company at-risk.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s 2019 Form 10-K, and the Board has approved the recommendation.

Respectfully submitted,

Nina Vaca (Chair)

Benjamin Chereskin

Carlos Sepulveda

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	749,895	N/A	7,384,464
Equity compensation plans not approved by security holders	-	-	-
Total	749,895	N/A	7,384,464

(1)	Represents unearned shares underlying restricted stock units, assuming the achievement of maximum performance goals.

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SUMMARY COMPENSATION TABLE FOR 2019

The following table sets forth summary information concerning the total compensation earned by our NEOs for each of the last three completed fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lee Roy Mitchell	2019	1,000,001		1,414,002	24,089	2,438,092
Chairman of the Board	2018	975,000	-	1,036,426	23,900	2,035,326
	2017	958,645	-	1,426,464	21,586	2,406,695
Mark Zoradi	2019	1,100,000	3,099,012	1,944,250	165,517	6,308,779
Chief Executive Officer	2018	1,000,000	3,049,518	1,063,000	132,738	5,245,256
	2017	950,000	2,114,475	1,320,500	104,845	4,489,820
Sean Gamble Chief Operating Officer & Chief Financial Officer	2019	625,000	1,119,263	837,562	107,773	2,689,598
	2018	600,000	1,186,109	617,072	61,796	2,464,977
	2017	525,000	779,015	664,020	47,280	2,015,315
Michael Cavalier	2019	540,000	833,712	723,654	108,139	2,205,505
Executive Vice President – General Counsel & Secretary	2018	525,000	918,064	539,938	123,311	2,106,313
	2017	500,000	667,666	632,400	96,969	1,897,035
Valmir Fernandes President – Cinemark International	2019	540,000	698,698	615,762	109,796	1,964,256
	2018	525,000	795,705	357,000	128,448	1,806,153
	2017	508,000	628,178	538,455	103,858	1,778,491

(1)	See Executive Compensation Components-Base Salary for a discussion of how base salary is determined. See 2019 Compensation Mix for the percentage of 2019 target compensation paid as base salary.

(2)

The reported numbers reflect the aggregate grant date fair values of the restricted stock and the restricted stock units at target as the most probable outcome, computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures. See Note 16 to the Company’s 2019 Form 10-K for a discussion of the assumptions used in determining the grant date fair values of these long-term equity incentive awards, including forfeiture assumptions and the period over which the Company will recognize compensation expense for such awards.

Mr. Mitchell was not awarded any equity due to his substantial equity ownership in the Company.

The grant date fair values were calculated based upon the closing price of Common Stock on February 19, 2019 of $36.77, February 19, 2018 of $39.03 and February 14, 2017 of $42.37 per share.

As required by the rules of the SEC, the table below provides the grant date fair values of the restricted stock units at the maximum level of payment. However, as certified by the Compensation Committee, only 96% and 105% of the target opportunity of the restricted stock units awarded in 2017 and 2018 respectively, shall vest.

Name	2019	2018	2017
Lee Roy Mitchell	-	-	-
Mark Zoradi	$ 4,019,365	$ 2,812,424	$ 2,378,800
Sean Gamble	$ 1,131,781	$ 944,955	$ 584,261
Mike Cavalier	$ 838,172	$ 708,746	$ 500,750
Valmir Fernandes	$ 698,483	$ 590,602	$ 471,133

The terms of the restricted stock and restricted stock units are discussed under Executive Compensation Components-Long-term Equity Incentive Compensation and the footnote disclosures to the Grants of Plan-Based Awards in 2019 table. See also Compensation Mix for the percentage of target total compensation for 2019 granted as long-term equity incentive awards.

(3)

The reported amounts are the cash bonuses earned for the respective fiscal years. The cash bonuses earned for a fiscal year are paid in the first quarter of the following year subject to the attainment of performance targets set

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by the Compensation Committee at the beginning of the covered fiscal year. The cash bonuses were paid on March 5, 2020, February 28, 2019 and February 27, 2018 respectively. See Executive Compensation Components–Bonus for a discussion of how bonus is set. See also 2019 Compensation Mix for the percentage of the target compensation paid as bonus.

(4)	The compensation reported in this column include the following:

Name	Fiscal Year	Annual Matching Contributions to 401(K) Savings Plan ($)	Life, Group and Disability Insurance Premiums Paid by Company ($)	Dividends Paid on Restricted Stock and Vested RSU(i) ($)	Other ($)
Lee Roy Mitchell	2019	16,800	7,289
	2018	16,500	7,400
	2017	14,175	7,411	-	-
Mark Zoradi	2019	16,800	20,733	97,984	30,000(ii)
	2018	16,500	13,960	72,278	30,000(ii)
	2017	14,175	13,959	46,711	30,000(ii)
Sean Gamble	2019	16,800	5,684	85,289
	2018	16,500	5,296	40,000	-
	2017	14,175	5,294	27,810	-
Michael Cavalier	2019	16,800	7,616	83,723
	2018	16,500	7,798	99,013
	2017	14,175	7,796	74,997	-
Valmir Fernandes	2019	16,800	9,760	83,235
	2018	16,500	9,891	102,057	-
	2017	14,175	9,898	79,786	-
(i)

Dividends paid on all outstanding restricted stock and dividends paid on restricted stock units at the time of issuance of the underlying Common Stock. The restricted stock units granted in 2015 vested in 2019 and the accrued dividends outstanding on the underlying Common Stock were paid.

(ii)	Annual personal expense allowance pursuant to Mr. Zoradi’s employment agreement.

For a narrative description of the amounts reported in the Summary Compensation Table for 2019, see Executive Compensation Components for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable, material terms of the long-term equity incentive awards, Grants of Plan-Based Awards 2019 table for details of the equity granted in 2019 and Discussion of the Terms of the Employment Agreements with Our NEOs for compensation pursuant to the terms of the respective employment agreements.

CEO PAY RATIO FOR 2019

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.

There have been no changes in our employee population or employee compensation arrangements in 2019 that would impact the methodology that we used to identify the median employee. The 2019 median employee is an Usher in the U.S. who worked approximately 1,422 hours during 2019 and earned a compensation of $20,313. Mr. Zoradi’s 2019 compensation was $6,308,779. The resulting ratio of our CEO’s pay to the pay of our median employee for 2019 is approximately 310 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with the applicable rules. The rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

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GRANTS OF PLAN-BASED AWARDS IN 2019 The following table specifies the grants of awards made under our cash bonus and equity incentive plans to the NEOs during and for 2019.

Name	Grant Date(1)	Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards(5)	Grant Date FV of Stock Awards(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Lee Roy Mitchell	3/5/2020	2/12/2020	500,001	1,000,001	1,500,002	-	-	-	-	-
Mark Zoradi	3/5/2020	2/12/2020	687,500	1,375,000	2,062,500
	2/19/2019	2/14/2019				15,615	62,463	109,311		$2,296,765
	2/19/2019								21,818	$802,248
Sean Gamble	3/5/2020	2/12/2020	281,250	562,500	843,750
	2/19/2019	2/14/2019				4,397	17,589	30,780		$646,732
	2/19/2019								12,851	$472,531
Michael Cavalier	3/5/2020	2/12/2020	243,000	486,000	729,000
	2/19/2019	2/14/2019				3,256	13,026	22,795		$478,956
	2/19/2019								9,648	$354,757
Valmir Fernandes	3/5/2020	2/12/2020	243,000	486,000	729,000
	2/19/2019	2/14/2019				2,714	10,855	18,996		$399,133
	2/19/2019								8,147	$299,565

(1)  The payment date of the bonus and grant date of the long-term equity incentive awards.

(2)  The dates the Compensation Committee approved the payouts of the bonus and the grants of the long-term equity incentive awards.

(3)  See Executive Compensation Components–Bonus for a description of the bonus process and the target bonus opportunities of each NEO for 2019. See 2019 Compensation Mix for the percentage of target compensation paid as bonus. See Summary Compensation Table for 2019 and the related footnote disclosure for the bonus amounts paid to each NEO for 2019.

(4)  On February 19, 2019, the Compensation Committee awarded Messrs. Zoradi, Gamble, Cavalier and Fernandes an aggregate maximum of 181,882 hypothetical shares of Common Stock as restricted stock units. The number of shares underlying each restricted stock unit award was determined by reference to the closing price of Common Stock on February 15, 2019 of $37.31 per share. See Executive Compensation Components–Long-term Equity Incentive Compensation for a discussion of the terms of the restricted stock units.

    Holders of restricted stock units receive dividends that are attributable to the underlying Common Stock to the extent such dividend is declared by our Board and the Common Stock is issued at the time of vest. The dividend is paid at the same rate the dividend is paid to other stockholders, which is currently $0.36 per share of Common Stock per fiscal quarter.

(5)  On February 19, 2019, the Compensation Committee awarded Messrs. Zoradi, Gamble, Cavalier and Fernandes an aggregate of 52,464 shares of restricted stock. The number of shares underlying each award was determined by reference to the closing price of the Common Stock on February 15, 2019 of $37.31 per share.

    See Executive Compensation Components–Long-term Equity Incentive Compensation for a discussion of the terms of the restricted stock.

    Holders of restricted stock receive non-forfeitable dividends to the extent declared by our Board, at the same rate paid to other stockholders of the Company. The current dividend rate is $0.36 per share of Common Stock per fiscal quarter.

(6)  The aggregate grant date fair values of restricted stock and restricted stock units were determined using the closing price of Common Stock on February 19, 2019 of $36.77 per share. Pursuant to the rules of the SEC, for purposes of the Grants of Plan-Based Awards in 2019 table the aggregate grant date fair values of restricted stock units were determined based upon the target level of payment as the most probable outcome and were

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computed in accordance with FASB ASC Topic 718. The amounts shown exclude the impact of estimated forfeitures. See Note 16 to the Company’s 2019 Form 10-K, for discussion of the assumptions used in determining the grant date fair values of these share awards, including forfeiture assumptions, and the period over which the Company will recognize compensation expense for such awards.

For a narrative description of the amounts reported in the Grants of Plan Based Awards in 2019, see Executive Compensation Components for a discussion of the various elements of compensation, including general description of the formula or criteria to be applied in determining the amounts payable and material terms of the long-term equity incentive awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

The following table lists the restricted stock and restricted stock units outstanding for each NEO as of December 31, 2019. There were no stock options outstanding for any NEO as of December 31, 2019.

					Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested #		Market Value of Shares or Units of Stock That Have Not Vested (8)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (11)
Lee Roy Mitchel	-			-	-		-
Mark Zoradi	13,896	(1)		$470,380	35,617	(9)	$1,205,635
	6,238 16,013 14,082 24,019	(2) (3) (4) (5)	$ $ $ $	211,156 542,040 476,676 813,054	35,931	(10)	$1,216,264
	21,818 15,616	(6) (7)	$ $	738,539 528,597
	5,131	(1)		$173,684	8,823	(9)	$298,659
Sean Gamble	4,597 10,760 3,489 8,070	(2) (3) (4) (5)	$ $ $ $	155,608 364,226 118,103 273,181	8,825	(10)	$298,726
	12,851 4,397	(6) (7)	$ $	435,006 148,843
	4,920	(1)		$166,542	8,462	(9)	$286,439
Michael Cavalier	3,940 8,070 3,346 6,053	(2) (3) (4) (5)	$ $ $ $	133,369 273,170 113,262 204,894	7,563	(10)	$256,008
	9,648	(6)		$326,585	-		-
	3,256	(7)		$110,216
	5,256	(1)		$177,916	9,038	(9)	$305,936
Valmir Fernandes	3,707 6,725 3,574 5,044	(2) (3) (4) (5)	$ $ $ $	125,482 227,641 120,980 170,739	7,116	(10)	$240,877
	8,147	(6)		$275,776
	2,714	(7)		$91,869

(1)	The number of shares of restricted stock granted on February 19, 2016 that remained outstanding as of December 31, 2019 and vested on February 19, 2020.

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(2)	The number of shares of restricted stock granted on February 14, 2017 that remained outstanding as of December 31, 2019 and vest on February 14, 2021.
(3)	The number of shares of restricted stock granted on February 19, 2018 which vested 50% on February 19, 2020 with the remaining 50% to vest on February 19, 2022.
(4)	The number of shares of restricted stock granted on February 19, 2018 pursuant to the special grant which vested 100% on February 19, 2020.
(5)

The number of shares of Common Stock underlying the restricted stock units granted on February 19, 2018. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance over the two-year performance period from January 1, 2018 to December 31, 2019 and satisfaction of an additional two-year service requirement. However, on February 12, 2020, the Compensation Committee certified the vest for the NEOs at 105% of the target opportunity. To the extent they vest subject to the service requirement, the vested common stock underlying the restricted stock units shall be issued on February 19, 2022.

(6)	The number of shares of restricted stock granted on February 19, 2019 which vest equally on February 19, 2021 and February 19, 2023.
(7)

The number of shares of Common Stock underlying the restricted stock units granted on February 19, 2019. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance over the two-year performance period from January 1, 2019 to December 31, 2020 and satisfaction of an additional two-year service requirement. To the extent they vest subject to the service requirement, the vested Common Stock underlying the restricted stock units shall be issued on February 19, 2023.

(8)	The fair market value of the restricted stock was calculated based on the closing price of Common Stock on December 31, 2019 of $33.85 per share.
(9)

The number of shares of Common Stock underlying the restricted stock units granted on February 19, 2016 that have been certified to vest at 86% of the target opportunity. The reported shares were issued on February 19, 2020.

(10)

The number of shares of Common Stock underlying the restricted stock units granted on February 14, 2017. Pursuant to the rules of the SEC, the reported numbers are based on the assumption of achievement of the threshold performance over the two-year performance period from January 1, 2017 to December 31, 2018 and satisfaction of an additional two-year service requirement. On February 14, 2019, the Compensation Committee certified the vest for the NEOs at 96% of the target opportunity. To the extent they vest subject to the service requirement, the vested Common Stock underlying the restricted stock units shall be issued on February 14, 2021.

(11)

The fair market value of the unearned restricted stock units was determined based on the achievement of threshold performance targets at the closing price of Common Stock on December 31, 2019 of $33.85 per share.

STOCK OPTION EXERCISES AND STOCK VESTED IN 2019

The following table provides information on the vesting of restricted stock and restricted stock units during 2019 for each of the NEOs. There were no outstanding stock options for any of the NEOs as of December 31, 2019.

Stock Vested

Name	Stock Awards
	Number of Shares Acquired on Vesting(1) #	Value Realized on Vesting(2) ($)
Lee Roy Mitchell	-	-
Mark Zoradi	6,238	$229,621
Sean Gamble	15,304	$600,925
Michael Cavalier	17,027	$672,703
Valmir Fernandes	17,686	$700,091

(1)	The reported numbers include Common Stock from the following vest events:
i.	Fifty percent of the restricted stock granted in 2017 which vested on February 14, 2019;

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ii.	Remaining fifty percent of the restricted stock granted to Messrs. Gamble, Cavalier and Fernandes in 2015 that vested on March 18, 2019; and
iii.	Shares of Common Stock underlying the restricted stock units granted to Messrs. Gamble, Cavalier and Fernandes in 2015 that vested on March 18, 2019.

(2)	The aggregate dollar amount realized upon vesting was calculated based upon the closing price of Common Stock on the following dates:
i.	February 14, 2019 of $36.81; and
ii.	March 18, 2019 of $40.32

DISCUSSION OF THE TERMS OF THE EMPLOYMENT AGREEMENTS WITH OUR NEOS

We have employment agreements with our NEOs. Consistent with our compensation philosophy, the Company entered into the employment agreements to more closely align the compensation of certain executive officers with market competitive compensation.

Below is a summary of the key provisions of the current employment agreements of our NEOs.

Term

On May 22nd, 2019, the Company elected to extend the term of Mr. Zoradi’s employment agreement to December 31, 2020. Unless extended by the Company and Mr. Zoradi, the employment agreement will terminate on December 31.

The initial terms of the employment agreements of Messrs. Mitchell, Gamble, Fernandes and Cavalier is three years. At the end of each year, the term is extended for an additional one-year period unless the NEO’s employment is terminated.

Base salary

The base salaries are subject to review each year by our Compensation Committee for increase (but not decrease).

Cash Bonus

In addition to base salaries, the NEOs are eligible to receive a cash bonus upon the Company meeting certain performance targets set by the Compensation Committee for the year. Mr. Zoradi’s target cash bonus shall not be less than 100% of his base salary and the maximum target shall not be less than 150% of his base salary.

Long-term Equity Incentive Awards

The NEOs are entitled to participate in and receive grants of long-term equity incentive awards. Mr. Zoradi’s long-term equity incentive awards must be at least 200% of his base salary.

Benefits

The NEOs qualify for our 401(k) matching program and are also entitled to certain additional benefits including life insurance and disability insurance. Pursuant to his employment agreement, Mr. Mitchell is entitled to life insurance benefits of not less than $5 million and disability benefits of not less than 66% of his base salary.

Perquisites

Under his employment agreement, Mr. Mitchell is entitled to a luxury automobile and a membership at a country club. Currently, Mr. Mitchell does not have a luxury automobile or a country club membership paid for by the Company.

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Unless Mr. Mitchell’s employment is terminated by us for cause or under a voluntary termination, Mr. Mitchell will also be entitled to, for a period of five years, tax preparation assistance upon termination of his employment.

Mr. Zoradi is entitled to receive an annual allowance of $30,000 for personal travel and living expenses, reduced by standard withholding and other authorized deductions.

The employment agreements of Messrs. Zoradi, Gamble, Fernandes and Cavalier provide that unless the executive’s employment is terminated by us for cause the executive will be entitled to office space and support services for a period of not more than three (3) months following the date of any termination.

Covenants

All of the employment agreements contain various covenants, including covenants related to confidentiality and non-competition (other than certain permitted activities as defined therein). In addition, Mr. Mitchell’s employment agreement has a covenant of non-solicitation (as defined in the employment agreement). All non-compete covenants have a term of one year after termination of the executive’s employment. However, if employment is terminated for Good Reason (as defined in the employment agreements), the covenant of non-competition becomes null and void. The non-solicitation covenant in Mr. Mitchell’s employment agreement has a term of three years after termination of Mr. Mitchell’s employment.

Severance Payments

The employment agreements provide for severance payments upon termination of employment, the amount and nature of which depends upon the reason for termination.

Termination for Good Reason or Without Cause

If Mr. Mitchell is terminated by us without cause, Mr. Mitchell shall receive accrued compensation (which includes unpaid base salary, a pro rata cash bonus for the year in which the termination occurs and any previously vested long-term equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards or benefits were granted) through the date of termination (Accrued Employment Entitlements); an amount equal to Mr. Mitchell’s base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twelve (12) months; an amount equal to the most recent cash bonus Mr. Mitchell received for the year prior to the date of such termination, payable within thirty (30) days of termination and Mr. Mitchell and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for twelve (12) months from the termination date. Any outstanding stock options granted to Mr. Mitchell shall be vested and/or exercisable for the period through the date of such termination of employment, and shall remain exercisable, in accordance with the terms contained in the plan and the agreement pursuant to which such option awards were granted.

If Mr. Mitchell resigns for good reason (as defined in his employment agreement), he shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

If Mr. Zoradi resigns for good reason (as defined in the agreement), is terminated by us without cause or upon expiration of the term of the employment agreement, he shall receive, the Accrued Employment Entitlements; an amount equal to his base salary in effect as of the date of such termination payable in accordance with the Company’s normal payroll practices through the end of the term, subject to the requirements of Section 409A of the Code; he and his dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twenty-four (24) months from the termination date; any outstanding long-term equity incentive awards with time-based vesting provisions

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shall become immediately vested as of the termination date and any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period, and if or to the extent the performance provisions are attained, shall become vested without regard to any continued employment requirement.

If Messrs. Gamble, Fernandes or Cavalier is terminated by us without cause, the executive shall receive the Accrued Employment Entitlements; two times the base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months; an amount equal to the most recent cash bonus received by the executive for the year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination; outstanding stock options will become fully vested and exercisable upon such termination; long-term equity incentive awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and long-term equity incentive awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. The executive and executive’s dependents will also be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twenty-four (24) months from the termination date.

If Messrs. Gamble, Fernandes or Cavalier resigns for good reason (as defined in their respective employment agreement) the executive shall receive all of the above stated payments and benefits except that the base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

Termination Due to Death or Disability

In the event an executive’s employment is terminated due to his death or disability (as defined in the employment agreement), the executive or his estate will receive: the Accrued Employment Entitlements; a lump sum payment equal to twelve (12) months of executive’s base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of base salary paid by the Company to executive or his representative following the date he was first unable to substantially perform his duties under his employment agreement through the date of termination, any benefits payable to executive and/or his beneficiaries in accordance with the terms of any applicable benefit plan and the executive (in disability) and executive’s dependents will be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for twelve (12) months from the termination date. All outstanding long-term equity incentive awards shall vest in accordance with the terms of the incentive plan.

Termination for Cause or Voluntary Termination

In the event an executive’s employment is terminated by us for cause or under a voluntary termination (other than termination due to disability or good reason), the executive will receive accrued base salary through the date of termination and any previously vested rights under a stock option or similar award issued under an incentive compensation plan in accordance with the terms of such plan.

Termination Due to Change in control

Mr. Mitchell does not have a change in control provision in his employment agreement.

In the event an executive’s employment is terminated by us (other than for disability, death or cause) or by executive for good reason within one (1) year after a change in control (as defined in the employment agreement), the executive shall receive accrued compensation through the date of termination; sum of two times executive’s base salary and one and one half times the most recent cash bonus received by executive for any year ended prior to the date of termination payable in a lump sum within 30 days of termination and executive and executive’s dependents shall be entitled to continue to participate in the

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Company’s welfare benefit plans and insurance programs for a period of 30 months from the termination date. Any outstanding equity award granted to the executive shall become fully vested and/or exercisable as of the date of such termination and shall remain exercisable in accordance with the terms of the plan or agreement pursuant to which such long-term equity incentive awards were granted.

Information on amounts payable had a termination for good reason, a change in control, death or disability occurred on December 31, 2019 may be found under the headings – Potential Payments Upon Termination by us Without Cause or by Executive for Good Reason, Potential Payments Upon Termination due to Change in Control and Potential Payments Upon Death or Disability.

The following tables provide the amounts payable to the NEOs pursuant to their respective employment agreements upon severance without cause, for a good reason, for cause, death or disability and change in control, assuming such triggering event occurred on December 31, 2019.

Potential Payments upon Termination by us Without Cause or by Executive for Good Reason

Name	Salary (1)	Bonus (2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$1,000,001	$2,450,427	$6,124	$7,289	$86,500	$-	$3,550,341
Mark Zoradi	$1,100,000	$1,944,250	$19,284	$41,466	$828	$10,999,998	$14,105,826
Sean Gamble	$1,250,000	$1,454,634	$24,034	$11,368	$828	$2,128,962	$4,869,826
Michael Cavalier	$1,080,000	$1,263,592	$24,034	$15,232	$828	$1,738,345	$4,122,031
Valmir Fernandes	$1,080,000	$972,762	$19,910	$19,520	$828	$1,599,024	$3,692,044

(1)

Based on the base salaries in effect as of December 31, 2019, the amounts reported are calculated as follows: one-time the base salary for Messrs. Mitchell and Zoradi and two times the base salary for Messrs. Gamble, Cavalier and Fernandes. Subject to Treasury Regulations as specified in the respective employment agreements, the amounts would have been payable according to the Company’s normal payroll practices for a period of 24 months to Messrs. Gamble, Cavalier and Fernandes; for a period of 12 months to Mr. Mitchell and through the end of the Term (as defined in the employment agreement) to Mr. Zoradi.

(2)

For Mr. Zoradi, the amount is the cash bonus he would have received for 2019 payable according to normal payroll practices. For Messrs. Mitchell, Gamble, Cavalier and Fernandes, the amounts reported are calculated as follows: the sum of the cash bonus the NEO would have received for 2019 and the cash bonus received by the NEO for 2018. The cash bonuses for 2019 would have been payable to the NEOs at the same time as payments are made to other similarly situated executives. The cash bonuses for 2018 would have been payable to Messrs. Mitchell, Gamble, Cavalier and Fernandes in a lump sum within 30 days of termination.

(3)

The amounts reported are calculated as follows: welfare benefit plans and insurance programs for a period of 12 months for Mr. Mitchell and 24 months for Messrs. Zoradi, Gamble, Cavalier and Fernandes. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)

Mr. Mitchell is entitled to receive tax preparation assistance for five years following the date of termination. We estimate the cost of such preparation to be approximately $17,300 per year. Messrs. Zoradi, Gamble, Cavalier and Fernandes are entitled to use our office space for a period of three months following the date of termination. The amount reported is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per annum.

(5)	The amounts reported have been determined based on the following provisions in the respective employment agreements.

Pursuant to Mr. Zoradi’s employment agreements, any outstanding equity award with time-based vesting provisions would have vested as of the termination date. Any long-term equity incentive awards with

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performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall vest without regard to any continued employment requirement.

Pursuant to the employment agreements of Messrs. Gamble, Cavalier and Fernandes, any outstanding long-term equity incentive awards with time-based vesting provisions would have vested on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions would have remained outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall vest without regard to any continued employment requirement on a pro rata basis.

The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such long-term equity incentive award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested for each of Messrs. Zoradi, Gamble, Cavalier and Fernandes on December 31, 2019 are as follows:

Restricted Stock:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	72,047
Sean Gamble	19,749
Michael Cavalier	16,341
Valmir Fernandes	15,260

Restricted stock units: As disclosed previously, the restricted stock units granted in 2016, 2017 and 2018 shall vest at 86% of target, at 96% of target and at 105% of target, respectively. However, for purposes of this disclosure as required by the SEC rules, the 2018 performance awards were included at the maximum as the Compensation Committee certified the vesting in February 2020. We assumed for purposes of this disclosure that the restricted stock granted in 2019 shall vest at the maximum. The Common Stock underlying the 2016 performance awards were issued in February 2020.

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	252,917
Sean Gamble	43,145
Michael Cavalier	35,013
Valmir Fernandes	31,978

The values of the equity awards have been calculated using the closing price of Common Stock on December 31, 2019 of $33.85 per share.

Potential Payments upon Termination for Cause

If a NEO terminates his employment voluntarily, or is terminated for cause, we are only required to pay any accrued unpaid base salary through the date of such termination.

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Potential Payments upon Termination due to Change in Control

Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	-	-	-	-	-	-	-
Mark Zoradi	$2,200,000	$3,538,750	$24,105	$51,833	$828	$10,999,998	$16,815,514
Sean Gamble	$1,250,000	$1,763,170	$30,043	$14,210	$828	$3,705,492	$6,763,743
Michael Cavalier	$1,080,000	$1,533,561	$30,043	$19,040	$828	$2,941,667	$5,605,139
Valmir Fernandes	$1,080,000	$1,151,262	$24,888	$24,400	$828	$2,629,874	$4,911,252

(1)

There is no change in control provision in Mr. Mitchell’s employment agreement. The amounts reported are calculated as follows: two times the base salary in effect as of December 31, 2019 payable in a lump sum within 30 days of such termination.

(2)

The amounts reported are calculated as follows: the sum of the cash bonus the NEO would have received for 2019 and one and a half times the cash bonus received by the NEO for 2018, payable in a lump sum within 30 days of such termination.

(3)

The amounts reported are calculated as follows: welfare benefit plans and insurance programs for a period of 30 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)

Messrs. Zoradi, Gamble, Cavalier and Fernandes are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per annum.

(5)

The amounts reported have been determined based on the following provision in the respective employment agreements: upon termination due to change in control, any outstanding equity award granted to the NEO shall be fully vested and all restrictions shall lapse.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested on for each NEO upon termination due to a change in control on December 31, 2019 are as follows:

Restricted Stock:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	72,047
Sean Gamble	36,828
Michael Cavalier	29,924
Valmir Fernandes	27,409

Restricted stock units: As disclosed previously, the restricted stock units granted in 2016, 2017 and 2018 shall vest at 86% of target, at 96% of target and at 105% of target, respectively. However, for purposes of this disclosure as required by the SEC rules, the 2018 performance awards were included at the maximum as the Compensation Committee certified the vesting in February 2020. We assumed for purposes of this disclosure that the restricted stock granted in 2019 shall vest at the maximum. The Common Stock underlying the 2016 performance awards were issued in February 2020.

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	252,917
Sean Gamble	72,640
Michael Cavalier	56,979
Valmir Fernandes	50,283

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The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 31, 2019 of $33.85 per share.

Potential Payments upon Termination due to Death or Disability

Name	Salary(1)	Bonus(2)	Health Insurance(3)	Life and Disability Insurance(3)	Assistance(4)	Value of Equity Awards(5)	Total
Lee Roy Mitchell	$1,000,001	$1,414,002	$6,124	$7,289	$86,500	$-	$2,513,916
Mark Zoradi	$1,100,000	$1,944,250	$9,642	$20,733	$828	$8,167,428	$11,242,881
Sean Gamble	$625,000	$837,562	$12,017	$5,684	$828	$2,130,820	$3,611,911
Michael Cavalier	$540,000	$615,762	$9,955	$9,760	$828	$1,739,739	$3,023,854
Valmir Fernandes	$540,000	$723,654	$12,017	$7,616	$828	$1,600,185	$2,776,491

(1)	The amounts reported are the base salary of each named executive officer in effect as of December 31, 2019, payable in a lump sum.

(2)	The amounts reported are the cash bonus each NEO would have received for 2019 payable in a lump sum at the same time as the cash bonus payments are made to other similarly situated active executives.

(3)

The amounts reported are calculated as follows: welfare benefit plans and insurance programs for a period of 12 months. Disability insurance includes premiums for long-term disability, individual disability income protection and short-term disability.

(4)

Messrs. Zoradi, Gamble, Cavalier and Fernandes are entitled to use our office space for a period of three months following the date of termination. The reported amount is based on the use of a 144 square foot office at a rental rate of approximately $23 per square foot per annum.

(5)

The amounts reported have been determined based on the following provision in the respective employment agreements: any outstanding long-term equity incentive awards shall vest on a pro rata basis. Any long-term equity incentive awards with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall vest without regard to any continued employment requirement on a pro rata basis. The pro rata basis for the long-term equity incentive awards is based on the percentage determined by dividing (i) the number of days from and including the grant date of such equity award through the termination date of the NEO’s employment, by (ii) the number of days from the grant date to the full vesting date/end of the applicable performance period, as applicable, of such long-term equity incentive awards.

The participant or the participant’s estate or representative shall be entitled to receive any previously vested long-term equity incentive awards.

Pursuant to the above, the total number of shares of Common Stock subject to the long-term equity incentive awards that would have vested upon death or disability of each NEO would have been as follows:

Restricted Stock:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	47,028
Sean Gamble	19,749
Michael Cavalier	16,341
Valmir Fernandes	15,260

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Restricted stock units based on the assumption that the maximum IRR would be achieved over the relevant performance period:

Name	Number of Shares
Lee Roy Mitchell	-
Mark Zoradi	194,254
Sean Gamble	43,145
Michael Cavalier	35,013
Valmir Fernandes	31,978

The values of the long-term equity incentive awards have been calculated using the closing price of our Common Stock on December 31, 2019 of $33.85 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each member of the Compensation Committee qualifies as an independent, non-employee director and no member of the Compensation Committee has served as an officer or employee of the Company. During 2019, none of our executive officers served as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our Board or on the Compensation Committee of our Board.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership has been determined in accordance with the applicable rules and regulations, promulgated under the Exchange Act. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. To the extent indicated below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days of the Record Date and are included for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 117,526,711 shares of Common Stock outstanding as of the Record Date. As of the Record Date, there were 1,270 holders of record of our Common Stock.

	Beneficial Ownership
Names of Beneficial Owner	Number(1)	Percentage
5% Stockholders
BlackRock, Inc.(2)	13,160,241	11.2%
The Vanguard Group(3)	10,007,272	8.5%
Wellington Management Group LLP(4)	7,667,451	6.5%
FMR LLC(5)	7,303,918	6.2%
Victory Capital Management Inc.(6)	6,690,246	5.7%

Directors and NEOs
Lee Roy Mitchell(7)	10,127,305	8.6%
Mark Zoradi(8)	274,357	*
Sean Gamble(9)	85,408	*
Michael Cavalier(10)	162,005	*
Valmir Fernandes(11)	84,204	*
Darcy Antonellis(12)	14,722	*
Benjamin Chereskin(13)	75,472	*
Nancy Loewe(14)	9,048	*
Steven Rosenberg(14)	54,442	*
Enrique Senior(14)	60,553	*
Carlos Sepulveda(14)	41,448	*
Raymond Syufy(14)	21,401	*
Nina Vaca(14)	21,445	*
Executive Officers & Directors as a Group (14 persons)(15)	11,031,804	9.39%

*	Less than 1%.

(1)

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, the Company deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable at, or were exercisable within 60 days of, the Record Date. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)

Based upon statements in Schedule 13G/A filed by BlackRock, Inc. on February 4, 2020. Black Rock, Inc. may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (beneficially owns 5% or greater of the reported shares), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, and BlackRock Advisors (UK) Limited, BlackRock (Singapore) Ltd. and BlackRock Fund Managers Ltd. BlackRock, Inc. reported (i) sole voting power over 12,258,557 shares, and (ii) sole dispositive power over 13,160,241 shares. The address of Black Rock Inc. is 55 East 52nd Street, New York, NY 10055.

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(3)

Based upon statements in Schedule 13G/A filed by The Vanguard Group on February 12, 2020. The Vanguard Group may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its wholly-owned subsidiaries Vanguard Fiduciary Trust Company (beneficial owner of 40,383 shares) and Vanguard Investments Australia, Ltd. (beneficial owner of 31,214 shares). The Vanguard Group has (i) sole voting power over 56,231 shares (ii) shared voting power over 15,366 shares (iii) shared dispositive power over 55,749 shares, and (iv) sole dispositive power over 9,951,523 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

(4)

Based upon statements in Schedule 13G filed by Wellington Management Group LLP on January 28, 2020. The following entities beneficially own the reported shares of Common Stock and has filed the Schedule 13G, Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP each has (i) shared voting power over 7,073,302 shares, and (ii) shared dispositive power over 7,667,451 shares and Wellington Management Company LLP has (i) shared voting power over 6,560,891 shares, and (ii) shared dispositive power over 6,919,075 shares. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street Boston, MA 02210.

(5)

Based upon statements in Schedule 13G/A filed by FMR LLC on February 7, 2020. FMR LLC may be deemed to beneficially own the reported shares of Common Stock and has filed Schedule 13G/A as the parent holding company or control person on behalf of its subsidiaries FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Personal Trust Company, FMR CO., INC (beneficially owns 5% or greater of the reported shares and Strategic Advisers LLC. FMR LLC has (i) sole voting power over 616,220 shares and (ii) sole dispositive power over 7,303,918 shares.

Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)

Based upon statements in Schedule 13G/A filed by Victory Capital Management Inc. on January 30, 2020. Victory Capital Management Inc. has (i) sole voting power over 6,414,081 shares, and (ii) sole dispositive power over 6,690,246 shares. The address of Victory Capital Management Inc. is 4900 Tiedeman Road, 4th Floor, Brooklyn, OH 44144.

(7)

Includes 4,419,095 shares of Common Stock owned by The Mitchell Special Trust. Mr. Mitchell is the co-trustee of The Mitchell Special Trust. Mr. Mitchell expressly disclaims beneficial ownership of all shares held by The Mitchell Special Trust.

(8)	Includes 70,752 shares of restricted stock and 86,370 certified performance-based shares.

(9)	Includes 37,397 shares of restricted stock and 25,772 certified performance-based shares.

(10)	Includes 28,124 shares of restricted stock and 20,274 certified performance-based shares.

(11)	Includes 23,968 shares of restricted stock and 17,708 certified performance-based shares.

(12)	Includes 3,015 shares of restricted stock.

(13)

Includes 3,015 shares of restricted stock, 3,568 shares held by LEGATUM Partners, L.P., of which shares Mr. Chereskin is the beneficial owner and 9,736 shares held in a grantor trust of which Mr. Chereskin’s spouse is a trustee.

(14)	Includes 3,015 shares of restricted stock.

(15)	The numbers reported do not include 604,725 shares of Common Stock underlying performance awards granted to the NEOs.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy supplementing our Code of Business Conduct and Ethics relating to the review, approval and ratification of transactions between us and “related parties” as generally defined by applicable rules under the Securities Act of 1933, as amended. The policy covers any related party transaction in which the amount involved exceeds $120,000. Our Board has determined that the Audit Committee is best suited to review and approve related party transactions, although in certain circumstances the Board may determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors. In reviewing and approving a related party transaction, the Audit Committee, after satisfying itself that it has received all material information regarding the related party transaction under review, shall approve based upon the determination whether the transaction is fair and in the best interest of the Company.

Management presents any proposed related party transaction at an Audit Committee meeting for review and approval. If management becomes aware of a proposed or existing related party transaction that has not been presented or pre-approved by the Audit Committee, management shall promptly notify the Chair of the Audit Committee who shall submit such related party transaction to the full Audit Committee for approval or ratification, if the Audit Committee determines that such transaction is fair to the Company. If management, in consultation with our CEO, CFO or General Counsel determines that it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has been delegated the authority to review, consider and approve any such transaction. In such event, the Chair of the Audit Committee shall report any related party transaction approved by him or her at the next Audit Committee meeting. The Audit Committee may establish guidelines it determines as necessary and appropriate for management to follow in dealings with related parties and related party transactions. The procedures followed in considering a related party transaction are evidenced in the resolutions and minutes of the meetings of the Audit Committee or Board, as applicable.

CERTAIN AGREEMENTS

Laredo Theatre

We manage theatres for Laredo Theatre, Ltd., (Laredo). We are the sole general partner and own 75% of the limited partnership interests of Laredo. Lone Star Theatres, Inc. (Lone Star) owns the remaining 25% of the limited partnership interests in Laredo and is 100% owned by Mr. David Roberts, Lee Roy Mitchell’s son-in- law. Under the agreement, management fees are paid by Laredo to us at a rate of 5% of annual theatre revenues up to $50 million and 3% of annual theatre revenues in excess of $50 million. We recorded approximately $0.69 million of management fee revenue from Laredo during 2019. As the sole general partner and the majority limited partner of Laredo, we control the affairs of the limited partnership and have the rights to dissolve the partnership or sell the theatres. We also have a license agreement with Laredo permitting Laredo to use the “Cinemark” service mark, name and corresponding logos and insignias in Laredo, Texas.

Copper Beech LLC

Effective September 2, 2009, Cinemark USA, Inc. (CUSA), a wholly-owned subsidiary of the Company, entered into an Aircraft Time Sharing Agreement (Aircraft Agreement), with Copper Beech Capital, LLC, a Texas limited liability company (Operator), for the use of an aircraft and flight crew on a time sharing basis. Lee Roy Mitchell, our Chairman of the Board, and his wife, Tandy Mitchell own the membership interests of the Operator. Prior to the execution of the Aircraft Agreement, the Company had an informal agreement with the Operator to use, on occasion, a private aircraft owned by the Operator. The private aircraft is used by Mr. Mitchell and other executives who accompany Mr. Mitchell to business meetings for the Company. The Aircraft Agreement specifies the maximum amount that the Operator can charge the Company under the applicable regulations of the Federal Aviation Administration for the use of the aircraft and flight crew. The Company pays the Operator the direct costs and expenses related to fuel, pilots, landing fees, storage fees, insurance obtained for the specific flight, flight planning, weather contract

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services and expenses such as in-flight food and beverage services and passenger ground transportation incurred during a trip. For 2019, the aggregate amounts paid to Copper Beech LLC for the use of the aircraft was approximately $0.11 million.

Pinstack

We hold events for our employees and their families at Pinstack, an entertainment facility, at various times throughout the year. Pinstack is majority-owned by Mr. Mitchell and his wife, Tandy Mitchell. The Company did not hold any events at Pinstack during 2019.

FE Concepts, LLC

The Company, through its wholly-owned indirect subsidiary CNMK Texas Properties, LLC, formed a joint venture, FE Concepts, LLC (FE Concepts), with AWSR Investments, LLC (AWSR), an entity owned by Lee Roy Mitchell and Tandy Mitchell. FE Concepts operates a family entertainment center that offers bowling, gaming, movies and other amenities. The Company and AWSR each invested approximately $20.0 million and each have a 50% voting interest in FE Concepts. The Company has a theatre services agreement with FE Concepts under which the Company receives management fees for providing film booking and equipment monitoring services for the facility. The Company recorded $0.64 million of management fees during the year ended December 31, 2019. The Company held its 2019 holiday party at the facility owned by FE Concepts for which the Company paid FE Concepts $0.77 million in event fees.

Family Relationships

Tandy Mitchell, wife of Mr. Mitchell, is an employee of the Company. Ms. Mitchell received total compensation of $208,731 for 2019. Such amount included base salary of $135,000, cash bonus of $50,625 and all other compensation of $23,106.

Walter Hebert III, brother-in-law of Mr. Mitchell, is the Executive Vice President – Purchasing of the Company. Mr. Hebert received total compensation of $600,078 for 2019. Such amount included base salary of $281,875, cash bonus of $169,125, grant date fair market value of restricted stock of $102,464 and all other compensation of $46,614.

Century Theatres

Our subsidiary, Century Theatres, currently leases 14 theatres and one parking facility from Syufy Enterprises or affiliates of Syufy Enterprises. Raymond Syufy, one of our directors, is an officer of the general partner of Syufy Enterprises. All of the leases except one have fixed minimum annual rent. The remaining lease has rent based upon a specified percentage of gross sales as defined in the lease with no minimum annual rent. For 2019, we paid approximately $26 million in rent for these leases.

Director Nomination Agreement

Under the Director Nomination Agreement which we entered into on April 9, 2007 with certain of our then current stockholders, the Mitchell Investors (as defined in the Director Nomination Agreement) have a right to designate two nominees to the Board and Messrs. Mitchell (Class III) and Sepulveda (Class II) are its current nominees.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of holding the Annual Meeting?

We are holding the Annual Meeting to elect four Class I directors, to ratify the selection of Deloitte as our independent registered public accounting firm for 2020 and to hold a non-binding, advisory vote on our 2019 executive compensation. Our Governance Committee has recommended the nominees to our Board and our Board has nominated the nominees. Our Audit Committee has appointed Deloitte as our independent registered public accounting firm for 2020 and our Board has ratified the appointment. Our Compensation Committee has approved our executive compensation program and the Board has recommended that the stockholders vote to approve our executive compensation program and the compensation paid to our NEOs for 2019. If any other matters requiring a stockholder vote properly come before the Annual Meeting, those stockholders present at the Annual Meeting and the proxies who have been appointed by our stockholders will vote as they deem appropriate.

What is the Record Date and what does it mean?

The Record Date for the Annual Meeting is March 26, 2020. The Record Date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the Record Date are entitled to:

(a)	receive notice of the Annual Meeting, and
(b)	vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

(a) Stockholder of record: If your shares are registered in your name with our transfer agent, EQ, you are a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

(b) Stockholder who holds stock in street name: If your shares are held by a broker or by a bank, you are considered to be a beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or bank on how to vote and you are also invited to attend the Annual Meeting. Your broker or bank, as the record holder of your shares, may exercise discretionary authority to vote on “routine” items but may not vote on “non-routine” items without your instructions.

Your broker or bank has enclosed or provided voting instructions for you to use in directing the broker or bank on how to vote your shares. Since a beneficial owner in street name is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker or bank that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding Common Stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Unless a quorum is present at the Annual Meeting, no action may be taken at the Annual Meeting except the adjournment thereof until a later time. Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting, if you vote via the Internet, by telephone, by mail or if you are represented by proxy. Abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.

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What is a proxy and how does the proxy process operate?

A proxy is your legal designation of another person to vote the stock you own. The person(s) that you designate to vote your shares are called proxies. Sean Gamble and Michael Cavalier of the Company have been designated as proxies for the Annual Meeting. The term “proxy” also refers to the written document or “proxy card” that you sign to authorize those persons to vote your shares.

By executing the proxy card, you authorize the above-named individuals to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of items, a quorum of stockholders must be represented at the Annual Meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the Annual Meeting in person or grant a proxy to vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, we must postpone the Annual Meeting and solicit additional proxies, which is an expensive and time-consuming process.

What different methods can I use to vote?

If you are a stockholder of record, you may vote:

●	via the Internet or by telephone — Follow the instructions shown on your proxy card. Votes submitted via the Internet or by telephone must be received by 10:59 p.m. CDT, on May 20, 2020;
●	by mail — Complete, sign, date and return the proxy card in the postage paid envelope provided so that it is received before the Annual Meeting; or
●

in person* — We will pass out written ballots at the Annual Meeting and you may vote in person or submit your completed and signed proxy card in person. You must present a valid government issued ID with your proxy card in order to vote. Submitting your proxy, whether via the Internet, by telephone, or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you are a beneficial holder, you may vote:

●

by instructing your bank or broker — You should receive a voting instruction form from your bank or broker which you must return with your voting instructions to have your shares voted. If you have not received a voting instruction form from your bank or broker, you may contact it directly to provide instructions on how you wish to vote. Voting instructions submitted by beneficial owners to brokers or banks via the Internet or by telephone must be received by 10:59 p.m. CDT, on May 20, 2020; or

●

in person* — If you wish to vote in person at the Annual Meeting, you will need to obtain a “legal proxy” form from your broker or bank that holds your shares of record and you must bring that document to the Annual Meeting. You must present a valid, government issued ID with your “legal proxy” in order to vote.

* We intend to hold our Annual Meeting in person. However, we are actively monitoring the COVID-19 pandemic and may choose to hold a virtual-only Annual Meeting should it be deemed necessary for public health or if recommended by public health officials. Stockholders will be afforded the same rights and opportunities to participate in a virtual-only Annual Meeting as they would at an in-person meeting. In the event we determine to hold a virtual-only Annual Meeting, we will announce the change in advance and provide instructions on how stockholders can participate at https://ir.cinemark.com/. We encourage you to check this website prior to the meeting if you plan to attend. Please retain the control number set forth on the proxy card or the voting instruction form in order to verify your identity when accessing the virtual-only Annual Meeting.

What happens if I do not give specific voting instructions?

Stockholder of Record.

If you are a stockholder of record and you do not:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
●	sign and return a proxy card without specific voting instructions then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

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Beneficial Owner.

If you own shares through a broker or bank and do not provide voting instructions to the broker or bank holding your shares, your broker or bank may represent your shares at the Annual Meeting for purposes of obtaining a quorum. Your broker or bank may vote your shares in its discretion on some “routine matters”. However, with respect to “non-routine matters”, your broker or bank may not vote your shares for you. With respect to these “non-routine matters”, the aggregate number of unvoted shares is reported as “broker non-votes”.

Which ballot measures are called “routine” or “non-routine”?

Under the broker voting rules of the NYSE, the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2020 (Item 2) is considered a “routine” matter, and the election of directors (Item 1) and the non-binding, annual advisory vote on executive compensation (Item 3) are considered “non-routine” matters.

What are broker non-votes?

If you are the beneficial owner of shares and hold stock in street name, then the broker or bank, as the stockholder of record of the shares, may exercise discretionary authority to vote your shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. A broker non-vote occurs when you do not provide the broker with voting instructions on “non-routine” matters for shares owned by you but held in the name of the broker. For such matters, the broker cannot vote and reports the number of such shares as “broker non-votes.”

How are broker non-votes and abstentions treated?

Broker non-votes and abstentions are counted for purposes of determining a quorum. However, see below with regards to the effect of broker non-votes and abstentions on approval of specific agenda items.

What is the voting requirement for each of the items?

Approval of Item 1: Directors are elected by a plurality voting standard. The nominees who receive the highest number of affirmative votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon will be elected. However, pursuant to the Corporate Governance Guidelines, in an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation from the Board and all committees of the Board following certification of the results of the Annual Meeting by the Inspector of Elections. The Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation. Within 90 days following certification of the results of the annual meeting of stockholders, the Board will make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision would then be promptly disclosed in a Form 8-K filed with the SEC. If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of the term for which he or she was elected and until his or her successor is duly elected, except in the event of his or her earlier death, resignation or removal. The Board believes that this voting policy promotes stability in governance by ensuring that a full slate of carefully chosen and nominated members is elected at each annual meeting of stockholders.

Under the plurality voting standard, votes marked “For” will be counted in favor of the director nominee and broker non-votes and votes withheld shall have no effect on the election of a director. However, a withheld vote could affect whether such director would be required to submit a resignation as discussed above.

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Approval of Item 2: The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Since this proposal is considered a “routine” matter, broker non-votes do not arise as brokers and banks may exercise discretionary authority to vote your shares. Abstentions will have no effect on this item.

Approval of Item 3: The advisory vote on executive compensation requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

How does the Board recommend I vote?

The Board recommends that you vote:

●	FOR each of the nominees for director;
●	FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2020; and
●	FOR the non-binding, advisory vote to approve our executive compensation.

Can I revoke or change my proxy? If so, how?

You may revoke your proxy and change your vote at any time before the proxy has been exercised at the Annual Meeting.

If you are a stockholder of record, your proxy can be revoked in several ways:

●	by timely delivery of a written revocation to the Company Secretary;
●	by submitting another valid proxy bearing a later date; or
●	by attending the Annual Meeting in person and giving the inspector of election notice that you intend to vote your shares in person.

If your shares are held in street name, you must contact your broker or bank in order to revoke your proxy. Generally, you may change your vote by submitting new voting instructions to your broker or bank, or, by attending the Annual Meeting and voting in person if you have obtained a “legal proxy” from your broker or bank giving you the right to vote your shares.

Who counts the votes?

The Company has retained a representative of Broadridge Financial Solutions to serve as an independent tabulator to receive and tabulate the proxies and as an independent inspector of election to certify the results.

Who pays for this proxy solicitation?

The Company pays for this proxy solicitation. We use Broadridge Financial Solutions, its agents, and brokers to distribute all proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person. We have retained D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to assist with the solicitation for a fee of $7,500 plus reasonable out-of-pocket expenses.

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How can I obtain copies of the Company’s annual reports and other available information about the Company?

Stockholders may receive a copy of the Company’s 2019 Form 10-K at no charge by sending a written request to Michael Cavalier, Company Secretary at Cinemark Holdings, Inc., 3900 Dallas Parkway, Suite 500, Plano, Texas 75093.

You can also visit our Website at https://ir.cinemark.com/ for free access to our corporate governance documents and our filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to these reports. The SEC also maintains a Website that contains reports, proxy and information statements and other information regarding registrants. The address of the Website is www.sec.gov.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

For inclusion in the proxy statement: Stockholder proposals requested to be included in our proxy statement and form of proxy for our 2021 annual meeting must be in writing and received by the end of business on December 11, 2020 at our principal executive offices at 3900 Dallas Parkway, Suite 500, Plano, Texas 75093, Attention: Michael Cavalier, Company Secretary.

Director nomination or proposal for annual meeting: Stockholders who wish to nominate a director or introduce a proposal not included in the proxy statement at the 2021 annual meeting may do so in accordance with our by-laws. These procedures provide that stockholders who wish to bring a proper subject of business before the 2021 annual meeting must do so by a written notice in proper written form to the Company Secretary received not less than 90 and not more than 120 days before the anniversary date of the Annual Meeting and must be accompanied by the information listed below. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8(e)) must be received no earlier than January 21, 2021, and no later than February 20, 2021 at our principal executive offices at 3900 Dallas Parkway, Suite 500, Plano, Texas 75093, Attention: Michael Cavalier, Company Secretary.

To recommend a candidate for election to the Board for the 2021 annual meeting of stockholders, a stockholder must submit the following information to the Company Secretary:

●	the name and address of the stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made;
●	a representation that the stockholder intends to appear in person or by proxy at the annual meeting;
●	the number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made;
●	a description of any arrangements or understandings between the stockholder, the beneficial owner and the nominee or any other person (including their names);
●	the name, age, business and residential addresses of the stockholder’s nominee for director;
●

the biographical and other information about the nominee (including the number of shares of capital stock of the Company owned beneficially or of record by the nominee) that would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

●	the nominee’s consent to be named as a nominee and to serve on the Board.

A copy of our by-laws is available from the Company Secretary upon written request.

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ADDITIONAL INFORMATION

STOCKHOLDERS SHARING A COMMON ADDRESS

If you and other residents at your mailing address own Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our proxy statement to your address. You may revoke your consent to householding by contacting your broker or bank, if you hold Common Stock in street name, or the Company’s Secretary, if you are the registered holder of the Common Stock. The revocation of your consent to householding will be effective 30 days following its receipt. Upon written or oral request to the Company’s Secretary at the address or telephone number provided above, the Company will deliver promptly a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. By written or oral request to the same address (i) a stockholder may direct a notification to the Company that the stockholder wishes to receive a separate annual report or proxy statement in the future or (ii) stockholders who are sharing an address and who are receiving delivery of multiple copies of the Company’s annual reports or proxy statements can request delivery of only a single copy of these documents to their shared address.

INCORPORATION BY REFERENCE

The material under the headings “Compensation Committee Report,” “Audit Committee Report” and the disclosure regarding independence of the members of the Audit Committee shall not be deemed to be “filed” with the SEC nor deemed incorporated into any future filing with the SEC, except to the extent that we specifically incorporate it by reference into the filing.

OTHER MATTERS

The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the Board. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

AVAILABILITY OF REPORT ON FORM 10-K

Upon your written request, we will provide to you a complimentary copy of our 2019 Form 10-K (without exhibits) as filed with the SEC. Your request should be mailed to the Company’s offices, addressed as follows: Cinemark Holdings, Inc., Attention: Company Secretary, 3900 Dallas Parkway, Suite 500, Plano, Texas 75093. A free copy of the 2019 Form 10-K may also be obtained at the website maintained by the SEC at www.sec.gov or by visiting our website at https://ir.cinemark.com/ and clicking on the “Financials” tab and then on “SEC Filings.”

QUESTIONS

If you have questions or need more information about the Annual Meeting, write to:

Cinemark Holdings, Inc.

3900 Dallas Parkway, Suite 500

Plano, Texas 75093

Attention: Michael Cavalier, Secretary

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By Order of the Board of Directors,

Michael Cavalier

Executive Vice President – General Counsel and Secretary

April 10, 2020

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS CINEMARK HOLDINGS, INC. If you would like to reduce the costs incurred by our company in mailing proxy 3900 Dallas Parkway, Suite 500 Plano, Texas 75093 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All All All Except Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. Election of Class I Directors: Nominees 01) Nancy Loewe 02) Steven Rosenberg 03) Enrique Senior 04) Nina Vaca The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm 0 0 0 for 2020. 3. Non-binding, annual advisory vote on executive compensation. 0 0 0 NOTE: Transact such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. 0 (see reverse for instructions) Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrator, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000444305_1 R1.0.1.18VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/20/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS CINEMARK HOLDINGS, INC. If you would like to reduce the costs incurred by our company in mailing proxy 3900 Dallas Parkway, Suite 500 Plano, Texas 75093 materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/20/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual nominee(s), mark “For All All All Except Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following: 0 0 0 1. Election of Class I Directors: Nominees 01) Nancy Loewe 02) Steven Rosenberg 03) Enrique Senior 04) Nina Vaca The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm 0 0 0 for 2020. 3. Non-binding, annual advisory vote on executive compensation. 0 0 0 NOTE: Transact such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. 0 (see reverse for instructions) Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrator, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000444305_1 R1.0.1.18

CINEMARK HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 21, 2020 9:00 a.m. CDT 3800 Dallas Parkway Plano, Texas 75093 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com CINEMARK HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 21, 2020 9:00 a.m. CDT Cinemark Holdings, Inc. 3800 Dallas Parkway Plano, Texas 75093 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2020 The shares of stock you hold in your account as of the Record Date will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR all Items. By signing the proxy, you revoke all prior proxies and appoint Sean Gamble and Michael Cavalier, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions. 0000444305_2 R1.0.1.18CINEMARK HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 21, 2020 9:00 a.m. CDT 3800 Dallas Parkway Plano, Texas 75093 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com CINEMARK HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, May 21, 2020 9:00 a.m. CDT Cinemark Holdings, Inc. 3800 Dallas Parkway Plano, Texas 75093 This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 21, 2020 The shares of stock you hold in your account as of the Record Date will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR all Items. By signing the proxy, you revoke all prior proxies and appoint Sean Gamble and Michael Cavalier, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) See reverse for voting instructions. 0000444305_2 R1.0.1.18